SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO.1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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AMERICAN SURGICAL HOLDINGS, INC.
(Exact Name of Registrant in its Charter)

DELAWARE		98-0403551
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

AMERICAN SURGICAL HOLDINGS, INC.
10039 BISSONET, SUITE #250
HOUSTON, TX 77036-7852
Tel.: (713) 779-9800
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	3,060,500	$2.81	$8,600,005	$613.18

(1)  This Registration Statement covers the resale by our selling shareholders of up to 3,060,500 shares of common stock issuable to such selling shareholders upon exercise of warrants purchased by the selling shareholders on July 2, 2007.

(2)   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the closing price of $2.81 on the OTC Bulletin Board on December 10, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 26, 2010

PROSPECTUS

AMERICAN SURGICAL HOLDINGS, INC.

3,060,500 SHARES OF COMMON STOCK

This prospectus relates to 3,060,500 shares of common stock of American Surgical Holdings, Inc. that may be sold from time to time by the selling shareholders named in this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus, but we will receive funds from the exercise of the warrants held by the selling shareholders if those warrants are exercised for cash. We will utilize any proceeds from the exercise of such warrants for general corporate and working capital purposes.

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “ASRG.OB.” The closing bid price for our common stock on January 25, 2010 was $ 2.00 per share, as reported on the OTC Bulletin Board.

Any participating broker-dealers and any selling shareholders who are affiliates of broker-dealers may be “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and any commissions or discounts given to any such broker-dealer or affiliate of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is:                    __, 2010

TABLE OF CONTENTS

PAGE
Prospectus Summary
Summary Financials
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution
Selling Shareholders
Plan of Distribution
Description of Securities to be Registered
Interests of Named Experts and Counsel
Description of Business
Description of Property
Legal Proceedings
Market for Common Equity And Related Stockholder Matters
Index to Financial Statements
Management Discussion and Analysis of Financial Condition and Financial Results
Plan of Operations
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management

 You should only rely on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Overview

We were incorporated in the State of Delaware under the name Renfrew, Inc. on July 22, 2003 as a blank check company as defined under Rule 419 of the Securities Act. On August 2, 2005, we filed Articles of Amendment with the State of Delaware changing our name to ASAH Corp.  On January 9, 2007, we filed Articles of Amendment with the State of Delaware changing our name to American Surgical Holdings, Inc. (“ASHI”).

Pursuant to a Stock Purchase Agreement and Share Exchange between us and American Surgical Assistants, Inc., (“ASA”) dated October 10, 2005; we acquired all of the shares of ASA, a Texas corporation, from Zak Elgamal, CEO, and Jaime Olmo-Rivas, Executive Director. As a result of and in consideration for the issuance of 1,714,286 shares of our common stock to Mr. Elgamal and 1,714,286 shares of our common stock to Mr. Olmo-Rivas for an aggregate amount of 3,428,572 shares of our common stock, ASA became our wholly owned subsidiary.

We had operated as a blank check company until the merger in October 2005 and the purpose for this reorganization with ASA was to obtain an operating company which we believed had a successful business plan. Now, through ASA, we provide professional surgical assistant services to patients, surgeons and healthcare institutions.

Our other wholly-owned subsidiary, ATS Billing Services, Inc. (“ATS”) was incorporated in Texas in April 2006 to provide HIPAA-compliant billing and collection services for healthcare industry professionals, mainly, but not exclusively, surgical assistants.  This function was transferred to ASA in 2008.  ATS is currently dormant.

Our Company

Through ASA we provide professional surgical assistant services to patients, surgeons, and healthcare institutions. Our high quality services result in cost savings for patients, insurance carriers, hospitals, surgeons, and healthcare institutions without compromising the quality of service. We are certified by the Joint Commission.

Surgical assistants are highly skilled, fully trained professionals credentialed through an extensive process similar to that utilized to evaluate physicians. These assistants are an integral part of the surgical team and they provide their services to surgeons and their patients. These services include, but are not limited to; identification of anatomical landmarks, securing blood vessels, recognizing pathological situations and providing and securing adequate, safe and proper assistance in exposure of the operative field, closure of the surgical wound, and the application of casts and dressings. They also perform other duties within the scope of their professional license as instructed or delegated by the operating surgeon. ASA surgical assistants are trained in general surgery, obstetrics and gynecology, orthopedic surgery, plastic surgery, urology, cardiovascular surgery, neurosurgery and other surgical disciplines. ASA’s recruiting strategies are designed to attract and retain surgical assistant professionals from both domestic and international sources.

We market our services to hospitals, surgeons and healthcare facilities. Presently, we provide service in Houston, Corpus Christi, and San Antonio, Texas, Lawton, Oklahoma, Augusta, Georgia and Suffolk, Virginia. We plan to extend our services to other healthcare facilities in Texas and other areas in the country.

Our licensed and/or certified professionals work as full time salaried employees, hourly employees or independent contractors. Currently, we have a total of eighty three (83) surgical assistants, of which sixty eight (68) are full or part time employees and fifteen (15) are independent contractors. We also have twenty-three (23) full time administrative and billing employees.

The majority of our revenue comes in the form of Service Fees paid by third party insurers on behalf of their clients (the patients). A smaller percentage of Service Fee revenue is generated from payments by the patients for deductibles and co-pays not covered by the insurers and payments from patients who self-insure. We generate additional revenue in the form of fees earned under contracts for “On Call Coverage” from hospitals and other healthcare facilities.

At the end of 2008, our surgical assistants were on assignment at more than sixty-four (64) hospitals and healthcare facilities throughout Texas, Oklahoma and Virginia. Our hospital and healthcare facility clients utilize our services so that they can effectively manage their surgical staffing needs without having to deal with fluctuations due to attrition, new unit openings, seasonal patient census variations, etc. and other short and long-term staffing needs. Our ability to meet the clients’ specific staffing needs, our flexible staffing assignments, and our reliable and superior customer service contribute to the facilities’ desire to enter into service contracts with us to utilize our uniquely qualified and skilled surgical assistant professionals, This dynamic and effective business model has been developed over more than twenty years of continuous research and improvement, monitoring the quality of service and examination of feedback from our clients.

Where You Can Find Us

We currently lease office space at 10039 Bissonnet Suite 250, Houston, Texas 77036-7852, and our telephone number is (713) 779-9800.

Terms of Our Offering

Common stock offered by selling security holders	3,060,500 shares of common stock issuable upon the exercise of warrants held by the selling shareholders. This number represents approximately 31.4 % of our current outstanding common stock (1).

Common stock outstanding before the offering	9,746,423 shares as of January 19, 2010 .

Common stock outstanding after the offering	12,806,923 shares, assuming the exercise of all of the warrants registered herein.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement, (ii) one year or (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds
We are not selling any shares of the common stock covered by this prospectus. However, to the extent that the selling shareholders exercise, for cash, all of the warrants covering the 3,060,500 shares of common stock registered for resale under this prospectus, we would receive $ 2,220,125 in aggregate from such exercises. We intend to use such proceeds for general corporate and working capital purposes.

(1)	Based on 9,746,423 shares of common stock outstanding as of January 25, 2010 .

Summary of Consolidated Financial Information

The following table provides summary consolidated financial statement data as of and for each of the fiscal years ended December 31, 2008 and 2007, and the unaudited financial information for the nine months ended September 30, 2009. The financial statement data as of and for each of the fiscal years ended December 31, 2008 and 2007 have been derived from our audited consolidated financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	Nine Months Ended Sept 30, 2009	Year ended December 31, 2008	Year ended December 31, 2007
	(unaudited)	(audited)	(audited)
STATEMENT OF OPERATIONS
Revenues	$16,702,850	$11,279,511	$8,964,057
Cost of Revenues	6,115,198	6,977,986	6,660,552
Total Operating Expenses	4,751,381	3,819,470	4,974,061
Net Income(Loss)	3,546,765	(1,087,976)	(3,073,187)

	As of Sept 30, 2009	As of December 31, 2008
	(unaudited)	(audited)
BALANCE SHEET DATA
Cash	2,727,880	$431,731
Total Assets	6,368,579	4,422,360
Total Liabilities	1,595,361	3,434,415
Stockholders’ Equity	4,773,218	887,945

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

Risks Related to Our Business

We are dependent on a small number of insurance companies.

Approximately eighty three percent (83%) of our revenue is generated from patients that have insurance coverage with five (5) insurance companies. However, our clients are the surgeons, the hospitals and the patients, not the insurance companies. We provide our services to the patient, upon the request of the surgeon, and at the facility of the surgeon’s and patient’s choice.

Insurance companies may alter their claim reimbursement policies in ways that adversely impact us.

In general, insurance companies may, without prior notice, adjust their claim reimbursement policies in the future in such a way as to be detrimental to us.  These changes may include changing the criteria for paying claims and the calculation of the percentage of each claim that they will pay.

We are currently involved in disputes with insurance carriers over non-payment of claims submitted.

Legislative or regulatory reform of the healthcare system may affect our ability to provide our services profitably.

There have been legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to provide our services at a reasonable fee. Policies may change and additional government regulations may be enacted, which could adversely affect our services and personnel. We cannot predict the likelihood, nature, or extent of government regulations that may arise from future legislation or administrative action.

Our operating results may fluctuate significantly in the future, which may cause our results to fall below the expectations of securities analysts, stockholders and investors.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

•	the demand for our services;
•	our ability to obtain sufficient cost-effective financing;
•	the timely and successful implementation of programs with customers;
•	our ability to attract and retain personnel with the necessary technical knowledge and with the skill sets required for effective operations;
•	professional liability, and other litigation including class action and derivative action litigation;
•	the availability of funds and timing of capital expenditures and other costs relating to the expansion of our operations;
•	Government regulation and legal developments regarding our business model and general economic conditions.

As a strategic response to changes in the competitive environment, we may from time to time make service pricing, technical or marketing decisions or acquisitions that could have a material effect on results of our operations. Due to any of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future period, which may cause our stock price to decline.

Our budgeted expense levels are based in part on our expectations concerning future revenue.

The size of future revenue depends on the choices and demand for our services, which are difficult to accurately forecast. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenue. Accordingly, a significant shortfall in demand for our services could have an immediate and material adverse effect on our business, results of operations and financial condition. Further, our cost of revenue, business development, and marketing expenses will increase significantly as we expand our operations. To the extent that such expenses precede or are not rapidly followed by increased revenue, our business, results of operations and financial condition may be materially adversely affected.

We must be able to develop and implement an expansion strategy and manage our growth.

Our success depends in part on our ability to grow and take advantage of efficiencies of scale.  To accomplish our growth strategy, we may be required to raise and invest additional capital and resources and expand our geographic markets. We cannot be assured that we will be successful in raising the required capital.

Our future growth depends on our ability to develop and retain customers.

Our future growth depends to a large extent on our ability to effectively anticipate and adapt to customer requirements and offer services that meet customer demands.  If we are unable to attract new customers and/or retain new customers, our business, results of operations and financial condition may be materially adversely affected.

We are dependent on our key management personnel, and the loss of any of these individuals could harm our business.

We are dependent on the efforts of our key management and medical staff. The loss of any of these individuals, or our inability to recruit and train additional key personnel in a timely manner, could materially and adversely affect our business and our future prospects. A loss of one or more of our current officers or key personnel could severely and negatively impact our operations. We have employment agreements with most of our key management personnel, but some of these people are employed “at-will” and any of them may elect to pursue other opportunities at any time. We have no present intention of obtaining key man life insurance on any of our executive officers or key management personnel.

We will need to continue to attract, train and retain additional highly qualified senior executives and technical and managerial personnel in the future.

We continue to seek technical and managerial staff members. There is a high demand for highly trained and managerial staff members. If we are not able to fill these positions, it may have an adverse affect on our business.

If we are unable to effectively promote our service and establish a leading position in the marketplace, our business may suffer.

Our name is relatively new. We believe that the importance of recognition will increase over time. We may increase our marketing and advertising budgets to create and maintain current and future client loyalty.

We may conduct future offerings of our common stock and preferred stock and pay debt obligations with our common and preferred stock which may diminish our investors’ pro rata ownership and depress our stock price.

We reserve the right to make future offers and sales, either public or private, of our securities, including shares of our preferred stock, common stock or securities convertible into common stock at prices differing from the price of the common stock previously issued. In the event that any such future sales of securities are affected or we use our common or preferred stock to pay principal or interest on our debt obligations, an investor’s pro rata ownership interest may be reduced to the extent of any such future sales.

Our Board of Directors may issue additional shares without stockholder approval.

Our Articles of Incorporation, as amended, authorizes us to issue up to 10,000,000 shares of preferred stock, at par value $0.001 and up to a total of 100,000,000 shares of common stock at  par value of $0.001. The Board of Directors is authorized to determine the rights and preferences of any additional series or class of preferred stock. The Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which are senior to our shares of common stock or which could adversely affect the voting power or other rights of the existing holders of outstanding shares of preferred stock or common stock. The issuance of additional shares of preferred stock may also adversely affect an acquisition or change in control of the Company.

We have not declared any dividends on our common stock to date

The payment of cash dividends on our common stock rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, unencumbered cash, capital requirements and our financial condition, as well as other relevant factors. Payments of dividends on our outstanding shares of preferred stock must be paid prior to the payment of dividends on our common stock. Currently we do not have any preferred stock outstanding.  We have not in the past made any cash distributions on the common stock and investors in our common stock cannot rely on dividend income.

There is a limited public trading market for our common stock; the market price of our common stock has been volatile and could experience substantial fluctuations.

Our common stock is currently quoted on the OTC Bulletin Board and there is a limited public trading market for the common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of the common stock. In addition, the market price of our common stock has been, and may continue to be, volatile. Such price fluctuations may be affected by general market price movements or by reasons unrelated to our operating performance or prospects, such as, among other things, announcements concerning us or our competitors, government regulations, and litigation or other factors.

We may be subject to litigation.

Currently, we are not a party to any legal proceeding nor are we aware of any claim or demand made against us that may reasonably result in a legal proceeding. We may become involved from time to time in various legal matters arising out of our operations in the normal course of business. On a case-by-case basis, we will evaluate the likelihood of possible outcomes of such litigation. Based on this evaluation, we will determine whether the recognition of a liability is appropriate.

Insurance coverage.

We maintain various types of insurance including professional liability for us and for individual providers, General Business Liability and Disability insurance. In recent years insurance cost has been spiraling upwards, while reducing the level of coverage. Our ability to maintain adequate insurance coverage at a reasonable cost may be impacted by market conditions beyond our control

Our critical accounting policies and significant estimates made may not be appropriate or accurate.

We have selected accounting policies that we believe are appropriate for the business conducted and that comply with accounting policies generally accepted in the United States. Such accounting policies and their application may change from time to time, as new standards and interpretations emerge or the applications of existing standards change. Additionally, financial statements involve the use of estimates and the application of professional judgment, which may be challenged by auditors, regulators and investors from time to time. Qualified people exercising due care, may make judgments at any point in time utilizing the best available information, including the use of subject matter experts, and may reach conclusions that are not appropriate. You are encouraged to read and obtain a full understanding of the financial statements and related notes contained in our securities filings and the related reports of the independent auditor. The critical accounting policies we selected and identified may require thorough study and assessment by you in order for you to reach a conclusion about the appropriateness and reasonableness of the policy or estimate, given the facts and circumstances. You should reach your own conclusion on the appropriateness, fairness and application of the accounting policies we have applied and estimates we have made in consultation with your financial and other advisors before making any decision to invest in us.

As a public company, our business is subject to numerous reporting requirements that are currently and continuously evolving and could substantially increase our operating expenses and divert management’s attention from the operation of our business.

The Sarbanes-Oxley Act of 2002 (the “Act”) has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the SEC has promulgated new rules covering a variety of subjects. Compliance with these new rules has significantly increased our legal and financial and accounting costs, and we expect these increased costs to continue. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest all appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

In addition, the requirements have taken a significant amount of management’s and the Board of Directors’ time and resources. These developments may make it more difficult for us to attract and retain qualified members for our board of directors, particularly independent directors, or qualified executive officers.

Risk Related To Our Capital Stock

We may never pay any dividends to shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock.

There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our shareholders will experience dilution as a result of the conversion of our warrants.

As of the date hereof, we have a number of warrants outstanding to purchase 3,060,500 shares of our common stock.  These warrants were originally issued with an exercise price of $2.00 per share.   However, in July 2008 in conjunction with renegotiating the Notes issued in May 2007, 1,160,000 of such warrants were amended to reduce the exercise price to $0.10 per share,  and 1,357,500 of such warrants were amended to reduce the exercise price to $0.75 per share (which would have been re-set to $0.20 per share if the Company did not re-pay half of the Notes by March 31, 2009). The exercise price of the remaining 543,000 warrants issued to the placement agent was not amended, and the warrants are exercisable at $2.00 per share.  The reduction in the exercise price of the Warrants will make it more likely that the warrants will be exercised.  The Warrants are currently “in the money” because of the lower exercise price and will make the dilution of our common stock more likely.

In addition, in the event that any future financing should be in the form of securities convertible into, or exchangeable for, equity securities, investors may experience additional dilution upon the conversion or exchange of such securities.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Our common stock is considered penny stocks, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

The selling security holders are selling shares of common stock covered by this prospectus for their own account. The selling security holders will receive all the net proceeds from the sales of the common stock offered by them under this prospectus. We will not receive any of the proceeds from the resale of these shares. To the extent that the selling shareholders exercise, for cash, all of the warrants covering the 3,060,500 shares of common stock registered for resale under this prospectus, we would receive $ 2,220,125  in the aggregate from such exercises. We intend to use such proceeds for working capital, and other general corporate purposes. We will have complete discretion over how we may use the proceeds, if any, from any exercise of the warrants.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The warrants were originally issued in 2007 with an exercise price of $2.00 per share.   However, in July 2008 in conjunction with renegotiating the Notes issued in May 2007, 1,160,000 of such warrants were amended to reduce the exercise price to $0.10 per share, and 1,357,500 of such warrants were amended to reduce the exercise price to $0.75 per share (which would have been re-set to $0.20 per share if the Company did not re-pay half of the Notes by March 31, 2009). The exercise price of the remaining 543,000 warrants issued to the placement agent was not amended, and the warrants are exercisable at $2.00 per share.   All warrants will expire four years from the execution date of the loan modification and any extension agreements thereof. The Note holders received new warrants in exchange for the old warrants in consideration for the extension of the debt.

DETERMINATION OF OFFERING PRICE

This prospectus relates to the resale of up to 3,060,500 shares of our Common Stock, par value $0.001 per share (“Common Stock”) issuable to the selling shareholders upon the exercise of warrants purchased in July 2007.  The Selling Security holders may sell their common stock from time to time at prevailing market prices.

 Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “ASRG.” On January 25, 2010 , the closing price as reported was $ 2.00 .
DILUTION

The sale of our common stock by the selling shareholders upon exercise of the warrants will have a dilutive impact on our shareholders.  Upon the exercise of the 3,060,500 shares of our Common Stock underlying the warrants, 12,806,923 shares will be issued and outstanding.

SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock underlying the warrants purchased by the selling security holders listed below on July 2, 2007. The selling security holders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling security holders and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling security holders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling security holders have never held any position or office with us, nor are any of the selling security holders’ associates or affiliates of any of our officers or directors.  Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as listed below, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned after the Offering” column assumes the exercise of all the common shares underlying the warrants and the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Samax Family Ltd. Partnership(1)	22,500	22,500	0	0%
Barbour, Catherine C.	25,000	25,000	0	0%
Booth, Robert and Miriam	25,000	25,000	0	0%
Robert and Jacqueline Halprin JT/WROS	25,000	25,000	0	0%
Lippman, Lisa	25,000	25,000	0	0%
McDonald, Evan	25,000	25,000	0	0%
Raz, James	25,000	25,000	0	0%
Roesch, Ben	25,000	25,000	0	0%
Schroeder, Harold and Patricia	25,000	25,000	0	0%
Witt, Steve	25,000	25,000	0	0%
Bodenstein, Dr. Alvin	25,000	25,000	0	0%
Karanfilian, James	25,000	25,000	0	0%
Ezratty, Ira S. and Ezratty, Rochelle B.	25,000	25,000	0	0%
Burgess, Robert E.	25,000	25,000	0	0%
Colaco, Cleto	25,000	25,000	0	0%
Habbyshaw, Patricia and Habbyshaw, James	25,000	25,000	0	0%
Friedman, Jack	25,000	25,000	0	0%
White, Michael R.	25,000	25,000	0	0%
Liu, Douglas	30,000	30,000	0	0%
Gulati, Subhash	40,000	40,000	0	0%
Dunkin, Art	50,000	50,000	0	0%
Inghilterra, Carmela	50,000	50,000	0	0%
Meikrantz, James	50,000	50,000	0	0%
Curley, John and Curley-Jennings Patricia	50,000	50,000	0	0%
IVM Productions c/o Alex Rosenberg (2)	50,000	50,000	0	0%
Genna, Thomas	25,000	25,000	0	0%
John Curley IRA	50,000	50,000	0	0%
Equidebt Financial Group, Inc. Attn: Mark Shantzis(3)	50,000	50,000	0	0%
Giamanco, Joseph	50,000	50,000	0	0%
Brunker, Philip	50,000	50,000	0	0%
Marcin, Mary Lou	50,000	50,000	0	0%
Fitzmaurice, M. Paul and Shean, M. Lisabeth	50,000	50,000	0	0%
Solan, Jay R.	50,000	50,000	0	0%
Garofalo, Frank J.	50,000	50,000	0	0%
O’Mara, Robert	50,000	50,000	0	0%
Mirotznik, Michael	50,000	50,000	0	0%
Sugerman, Nathan	50,000	50,000	0	0%
Christensen, John	100,000	100,000	0	0%
Bourge, Dr. Robert	100,000	100,000	0	0%
Rockmore Capital	100,000	100,000	0	0%
Jenkins, David	125,000	125,000	0	0%

David Jenkins, TTEE David J. Jenkins Family Foundation(4)	125,000	125,000	0	0%
Sack, Steve	150,000	150,000	0	0%
Vestal Ventures (5)	475,000	475,000	0	0%
Dawson James Securities, Inc.(6)	205,435	205,435	0	0%
Jr. Keyser, Robert D.	50,000	50,000	0	0%
Poliak, Albert	50,000	50,000	0	0%
Kaiser, Douglas	50,000	50,000	0	0%
Salvatore, Frank	50,000	50,000	0	0%
Hands, Thomas	5,000	5,000	0	0%
Fox, Willam	5,000	5,000	0	0%
Weinstein, David	84,125	84,125	0	0%
Aulicino, Richard	40,725	40,725	0	0%
Greenstein, Alan	2,715	2,715	0	0%

(1) Dr. Andrew Marguiles is the principal of Samax Family Ltd. Partnership. Dr. Andrew Marguiles, acting alone, has voting and dispositive power over the shares owned beneficially by Samax Family Ltd. Partnership.
(2) Alex Rosenberg is the principal of IVM Productions.  Alex Rosenberg, acting alone, has voting and dispositive power over the shares owned beneficially by IVM Productions.
(3) Mark Shantzis is the principal of Equidebt Financial Group, Inc. Mark Shantzis, acting alone, has voting and dispositive power over the shares owned beneficially by Equidebt Financial Group, Inc.
(4) David Jenkins is the trustee of the David J. Jenkins Family Foundation. David Jenkins, acting alone, has voting and dispositive power over the shares owned beneficially by the David J. Jenkins Family Foundation
(5) Al Lyons is the principal of Vestal Ventures. Al Lyons, acting alone, has voting and dispositive power over the shares owned by Vestal Ventures.
(6) Frank Salvatore is the principal of Dawson James Securities, Inc. Frank Salvatore, acting alone, has voting and dispositive power over the shares owned beneficially by Dawson James Securities, Inc.

Transaction with Dawson James

On July 2, 2007, the Company completed a private placement of $2,715,000 or 2,715 Units consisting of  (i) a 15% interest bearing unsecured promissory note in the principal amount of $100,000 payable in cash at the Maturity Date (as the term is defined in the Note) (the “Notes”) and (ii) a five-year warrant to purchase 100,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $2.00 per share (the “Warrant,” and the shares issuable upon exercise of the Warrant referred to herein as the “Warrant Shares”).  Dawson James Securities, Inc. (the “Placement Agent”) served as placement agent for the transaction.

The funds received in respect of the Units closed were forwarded to the Company, against delivery of the appropriate amount of the Notes and Warrants, net of (i) the Placement Agent commission equal to cash in an amount equal to 10% of the gross proceeds of the Units sold in the Offering, (ii) a non-accountable expense allowance of 3% of the gross proceeds from the sale of the Units, (iii), for nominal consideration, five-year warrants to purchase 20,000 shares of Common Stock for each Unit sold (the “Placement Agent Warrants”) and (iv) any out-of-pocket costs and expenses paid or to be paid by the Placement Agent including, but not limited to, travel, due diligence, printing, mailing, plus legal expenses.

The warrants were originally issued in 2007 with an exercise price of $2.00 per share.  However, in July 2008 in conjunction with renegotiating the Notes issued in May 2007, 1,160,000 of such warrants were amended to reduce the exercise price to $0.10 per share, and 1,357,500 of such warrants were amended to reduce the exercise price to $0.75 per share (which would have been re-set to $0.20 per share if the Company did not re-pay half of the Notes by March 31, 2009). The exercise price of the remaining 543,000 warrants issued to the placement agent was not amended, and the warrants are exercisable at $2.00 per share.  All warrants will expire four years from the execution date of the loan modification and any extension agreements thereof. The Note holders received new warrants in exchange for the old warrants in consideration for the extension of the debt.

PLAN OF DISTRIBUTION

The selling security holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling shares:

    ▪  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
    ▪  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the      block as principal to facilitate the transaction
    ▪  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
    ▪  an exchange distribution in accordance with the rules of the applicable exchange;
    ▪  privately negotiated transactions;
    ▪  broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
    ▪  through the writing of options on the shares;
    ▪  a combination of any such methods of sale; and
    ▪  any other method permitted pursuant to applicable law.

The selling security holders or any of their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling security holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

 If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of One Hundred Ten Million (110,000,000) shares of capital stock, of which 100,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 share are preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. Currently we have 9,746,423 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into number of series as our board of directors may determine. Our board of director is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. Currently there are no preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

The Warrants to purchase common shares were issued in conjunction with the sale of Units offered in the private placement financing transaction which closed on July 2, 2007, in which we issued Warrants to purchase 2,715,000 of our common shares.  Each Warrant entitles the holder to purchase one common share.  The Warrants will be exercisable in whole or in part, at an exercise price equal to $2.00 per share (“Exercise Price”).  The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fifth anniversary of the issuance date.

The Warrants will be detachable and separately transferable only during the Warrant exercise period; upon the expiration of the Warrant exercise period (the “Expiration Date”), the Warrants will expire and become void.

If the resale of the warrant shares by the holder is not registered within one year from the date of the closing of the offering pursuant to an effective registration statement under the Securities Act, the Warrant may be exercised on a cashless basis.

The exercise price and number of common shares to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

Holders of Warrants have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends.

The Warrants may be redeemed, at the option of the Company, at any time prior to the Expiration Date, upon the notice to the Warrant holder, at the price of $.001 per warrant share, provided that the last sales price of the Company’s common stock has been at least $9.00 per share, on each of ten (10) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given (the “Measurement Period”). Notwithstanding the foregoing, the Company may not exercise its redemption rights unless during the Measurement Period and from the end of the Measurement Period through the redemption date, the Company has an effective registration statement with a current prospectus on file with the SEC pursuant to which the warrant shares may be sold.

We also issued to the Placement Agent or their designees, for nominal consideration, five-year warrants to purchase 543,000 shares of our common stock, exercisable at any time at a price equal to $2.00 per share.

In July 2008 in conjunction with renegotiating the Notes issued in May 2007, 1,160,000 of such warrants were amended to reduce the exercise price to $0.10 per share, and 1,357,500 of such warrants were amended to reduce the exercise price to $0.75 per share (which would have been re-set to $0.20 per share if the Company did not re-pay half of the Notes by March 31, 2009). The exercise price of the remaining 543,000 warrants issued to the placement agent was not amended, and the warrants are exercisable at $2.00 per share.   All warrants will expire four years from the execution date of the loan modification and any extension agreements thereof. The Note holders received new warrants in exchange for the old warrants in consideration for the extension of the debt.

Options

The following tables summarize all stock option grants as of December 31, 2008 and September 30, 2009, and the related changes during these periods are presented below.

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at December 31, 2008	783,000	$2.33
Granted	3,850,000	0.08
Exercised	886,028	.08
Forfeited	128,000	2.00
Balance at September 30, 2009(unaudited)	3,618,972	0.50
Options exercisable on September 30, 2009(unaudited)	600,616	$2.40
Weighted average fair value of options granted during 2009		$0.08

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, located at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and can be reached at (303) 282-4800.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Business Development

We were incorporated in the State of Delaware under the name Renfrew, Inc. on July 22, 2003 as a blank check company as defined under Rule 419 of the Securities Act. On August 2, 2005, we filed Articles of Amendment with the State of Delaware changing our name to ASAH Corp.  On January 9, 2007, we filed Articles of Amendment with the State of Delaware changing our name to American Surgical Holdings, Inc. (“ASHI”).

Pursuant to a Stock Purchase Agreement and Share Exchange between us and American Surgical Assistants, Inc., (“ASA”) dated October 10, 2005; we acquired all of the shares of ASA, a Texas corporation, from Zak Elgamal, CEO, and Jaime Olmo-Rivas, Executive Director. As a result of and in consideration for the issuance of 1,714,286 shares of our common stock to Mr. Elgamal and 1,714,286 shares of our common stock to Mr. Olmo-Rivas for an aggregate amount of 3,428,572 shares of our common stock, ASA became our wholly owned subsidiary.

We had operated as a blank check company until the merger in October 2005 and the purpose for this reorganization with ASA was to obtain an operating company which we believed had a successful business plan. Now, through ASA, we provide professional surgical assistant services to patients, surgeons and healthcare institutions.

Our other wholly-owned subsidiary, ATS Billing Services, Inc. (“ATS”) was incorporated in Texas in April 2006 to provide HIPAA-compliant billing and collection services for healthcare industry professionals, mainly, but not exclusively, surgical assistants.  This function was transferred to ASA in 2008.  ATS is currently dormant.

Our Company

Through ASA we provide professional surgical assistant services to patients, surgeons, and healthcare institutions. Our high quality services result in cost savings for patients, insurance carriers, hospitals, surgeons, and healthcare institutions without compromising the quality of service. We are certified by the Joint Commission.

Surgical assistants are highly skilled, fully trained professionals credentialed through an extensive process similar to that utilized to evaluate physicians. These assistants are an integral part of the surgical team and they provide their services to surgeons and their patients. These services include, but are not limited to; identification of anatomical landmarks, securing blood vessels, recognizing pathological situations and providing and securing adequate, safe and proper assistance in exposure of the operative field, closure of the surgical wound, and the application of casts and dressings. They also perform other duties within the scope of their professional license as instructed or delegated by the operating surgeon. ASA surgical assistants are trained in general surgery, obstetrics and gynecology, orthopedic surgery, plastic surgery, urology, cardiovascular surgery, neurosurgery and other surgical disciplines. ASA’s recruiting strategies are designed to attract and retain surgical assistant professionals from both domestic and international sources.

We market our services to hospitals, surgeons and healthcare facilities. Presently, we provide service in Houston, San Antonio and Corpus Christi, Texas, Lawton, Oklahoma, Augusta, Georgia and Suffolk, Virginia. We plan to extend our services to other healthcare facilities in Texas and other parts of the country.

Our licensed and/or certified professionals work as full time salaried employees, hourly employees or independent contractors. Currently, we have a total of eighty three (83) surgical assistants, of which sixty eight (68) are full or part time employees and fifteen (15) are independent contractors. We also have twenty-three (23) full time administrative and billing employees.

The majority of our revenue comes in the form of Service Fees paid by third party insurers on behalf of their clients (the patients). A smaller percentage of Service Fee revenue is generated from payments by the patients for deductibles and co-pays not covered by the insurers and payments from patients who self-insure. We generate additional revenue in the form of fees earned under contracts for “On Call Coverage” from hospitals and other healthcare facilities.

At the end of 2008, our surgical assistants were on assignment at more than sixty-four (64) hospitals and healthcare facilities throughout Texas, Oklahoma and Virginia. Our hospital and healthcare facility clients utilize our services so that they can effectively manage their surgical staffing needs without having to deal with fluctuations due to attrition, new unit openings, seasonal patient census variations, etc. and other short and long-term staffing needs. Our ability to meet the clients’ specific staffing needs, our flexible staffing assignments, and our reliable and superior customer service contribute to the facilities’ desire to enter into service contracts with us to utilize our uniquely qualified and skilled surgical assistant professionals, This dynamic and effective business model has been developed over more than twenty years of continuous research and improvement, monitoring the quality of service and examination of feedback from our clients.

Industry Overview

According to the U.S. Dept of Health and Human Services, growth in national health expenditures (NHE) in the United States is is expected to be 6.2 percent per year for 2008 through 2018. Over the full projection period (2008-2018), average annual health spending growth is anticipated outpace average annual growth in the overall economy (4.1 percent) by 2.1 percentage points per year. By 2018, national health spending is expected to reach $4.4 trillion and comprise just over one-fifth (20.3 percent) of Gross Domestic Product (GDP).

Over the projection period, and influenced by the recession and the leading edge of the Baby Boom generation becoming eligible for Medicare, average annual spending growth by public payers (7.2 percent) is expected to outpace that of private payers (5.3 percent). As a result, the public share of total NHE is expected to exceed 50 percent by 2016 and reach 51.3 percent by 2018.
In 2010, NHE growth is projected to decelerate to 4.6 percent, down from 5.5 percent in 2009. This trend is largely attributable to a projected 5.5 percentage-point decline in Medicare spending growth (8.0 percent in 2009 to 2.5 percent in 2010) due principally to a 21-percent cut to Medicare physician payment rates required under the Sustainable Growth Rate (SGR) formula called for in current law.

Since legislative intervention has prevented cuts to Medicare physician payment rates each year since 2003, we also projected health spending based on an assumption of constant Medicare physician payment rates for 2010 through 2018. Under the no-payment-rate update scenario, projected Medicare spending growth in 2010 would be 6.4 percent, 3.9 percentage points faster than the current-law projection of 2.5 percent. Likewise, under the no-payment-rate update scenario, projected total NHE growth in 2010 would be 5.4 percent, 0.8 percentage point higher than the current-law projection of 4.6 percent.

Over the projection period (2008-2018), holding physician payment rates constant has only a minor impact on total health spending growth, as projected average annual NHE growth would reach 6.3 percent or 0.1 percentage point faster than projected NHE spending growth under current law. Assuming no changes to Medicare physician payment rates from 2010-2018 would also result in an expected health share of GDP of 20.5 percent, or 0.2 percentage point higher than that projected under current law.

NHE growth is anticipated to begin accelerating in 2011 under current law and eventually reach 7.2 percent by 2018. Based on a projected economic recovery, private health spending growth is expected to rebound from 4.2 percent in 2010 to 6.1 percent by 2018. Public spending growth is also projected to accelerate, from 5.0 percent in 2010 to 8.1 percent in 2018, in large part due to the oldest baby boomers becoming eligible for Medicare. Medicare spending growth is projected to accelerate from 6.2 percent in 2011 to 8.6 percent by 2018. Although Medicaid spending growth is expected to slow from 9.6 percent in 2009 to 7.8 percent in 2012 due to projected improving economic conditions, spending growth is expected to accelerate through 2018 to 8.9 percent as the relatively-expensive aged and disabled eligibility groups comprise a larger share of total Medicaid enrollment.

Our Business Model

Since our inception, we developed and are continually refining our business model to improve our level of productivity and efficiency. Our model is designed to optimize the communication with, and service to, both our surgical assistant professionals and our hospital and healthcare facility clients.

The critical factors contributing to the success of our business model are:

Building a strong management team - The founding management of our company is comprised of a team of highly skilled and experienced surgical assistants with extensive experience. We continue to focus on training and professional development for all levels of management and acquiring additional experienced members of management personnel as needed.

Marketing and Recruitment of additional Surgical Assistants - We attract surgical assistants to our Company through our outstanding customer service and relationship-oriented approach, our competitive compensation and benefits package, and our diverse offering of work assignments that provide the opportunity for the assistant to become involved in multiple surgical disciplines. We believe that our recruiting strategy makes us successful and effective at attracting some of the best available surgical assistants.

Screening, Background Checks, Licensing and Quality Management - Through our Credentialing, Risk Management, and Human Resources departments, we screen all prospective candidates prior to placement, and continue to evaluate them both annually and randomly to ensure adequate performance and to manage risk, as well as to determine feasibility of future placements. Our internal processes are designed to ensure that our staff has the appropriate experience, credentials and the necessary skill set. Our experience has shown us that well-matched placements result in satisfied surgeons and client facilities, with the best possible results and the safest outcome for the patients.

Assignments- Hospitals and surgeons notify us of their needs on a daily basis. Service requests are entered into our information network by our hospital account managers and scheduling personnel. These assignments are promptly scheduled by our operations managers, who always attempt to select the best suited surgical assistant for the procedure, and confirm placements with the hospital, the surgeon’s office or the facility. Our operations management team is available around the clock and assignments are fulfilled within an average response time of thirty (30) minutes. We pride ourselves in our understanding of the personal and distinctive technique of each surgeon, which leads to the development of a higher standard of interaction and remarkable familiarity with the surgeon’s preferences and individual technique. Thus bringing superior quality to the surgical teamwork and contributing favorably to the quality of the service and to the safest possible outcome of the surgery to the patient.

Employee Professional Compensation and Benefits - Our surgical assistants are compensated at competitive rates. In our effort to attract and retain highly qualified surgical assistants and employees, we offer a variety of benefits. These benefits may include:

•	Annual paid vacation time for full time employees
•	Workers Compensation Insurance
•	401K Retirement Plan for qualified employees
•	Reimbursement for Professional Liability Insurance premium and other qualified educational expenses
•	Major Medical and Dental insurance available and sponsored in part by the company
•	Flexible Spending Account for full time employees
•	Digital pagers and other necessary communication equipment
s	Membership in the Houston Federal Credit Union
s
Long Term Disability Insurance

•Personal Accident Indemnity Plan
• Personal Sickness Indemnity Plan
• Hospital Protection
• Hospital Intensive Care Protection
• Specified Health Event Protection
• Cancer Indemnity Insurance
•Disability Income Protection

Information Systems

Our primary management information systems are centralized and controlled in our corporate headquarters in Houston, Texas. We have developed and currently operate information systems that include integrated processes for dispatching and scheduling, billing services and hospital and contract management. These systems provide our staff with fast, reliable, and detailed information regarding individual cases, hospitals and clients. We are continually seeking any available improved systems that would be feasible and advantageous for our Company to acquire or adopt.

Regulation

The healthcare services industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct by providers, reimbursement for services, and prohibit payment for referrals. Our business, however, is not directly impacted by or subject to the extensive and complex laws and regulations that generally govern the healthcare industry; however the laws and regulations governing our client facilities could indirectly impact our business to a certain extent. We do not receive compensation for services to Medicare and Medicaid patients. We receive a stipend from our contracted facilities to offset the cost of covering On-Call services.

State licensing for surgical assistants is relatively recent, only a few states have licensing requirements and legislation in place. Surgical assistants employed by ASA are either licensed by the state of Texas, or certified by one of the national certifying boards. Those who are not yet licensed either have applications for license pending or are currently being processed. We continually observe all measures to ensure compliance with all state licensure requirements and Joint Commission compliance. ASA was the first surgical assistant services company to earn the seal of approval of The Joint Commission.

Competition

The surgical assistant services industry is highly competitive. We compete in regional and local markets with similar, but much smaller firms. We also compete with facilities that developed their own recruitment and staffing departments to attract highly qualified healthcare professionals. We compete for hospital and healthcare facilities driven by the quality of our providers, the timely availability of our professionals, superior skills, the high quality and reasonable cost of our services, our customer service, and our recruitment expertise.

To the best of our knowledge, throughout the state of Texas there are an estimated 600 surgical assistants of which approximately 330 are licensed by the Texas Medical Board. Although a considerable percentage of these surgical assistants are employed by either the surgeons or the hospitals, there remain a significant number of independent contractors, either in solo practices or in small groups. We have identified several surgical assistant services groups currently operating in our region that may be potential acquisition candidates.

We believe that a larger firm enjoys a distinct competitive advantage over smaller competitors in the professional healthcare services industry. As well, established firms may have a larger pool of available candidates, a substantially larger network and a more recognizable brand name, enabling it to attract a consistent flow of new prospects. We developed a comprehensive infrastructure with well thought-out policies and procedures to provide the foundation for national recognition, which eventually contributed to our coveted certification by The Joint Commission. In addition, the greater financial resource of a larger firm allows it to offer a competitive compensation package to its providers.

Surgical Assistants

There are two levels of surgical assistants:

First Assistant:

A first assistant is defined as the individual providing primary assistance to the surgeon during the surgical procedure. This individual must be listed on the Operative Record as such.

Although descriptions may vary from institution to institution, the role of the first assistant requires active participation during the surgical procedure. This involves providing exposure, homeostasis, tying and suturing plus other functions as instructed by the surgeon responsible for the patient and the procedure.  Surgical assistants practice within the scope permitted by their license and as outlined in the job descriptions published by the American Medical Association, the American College of Surgeons and the certifying bodies.

Second Assistant:

A second assistant may be needed in certain procedures where there is a need for the primary surgeon to have either another surgeon assisting in the first assistant capacity or two surgical assistants.
 Each Licensed/Certified Surgical Assistant is required to maintain continued medical education, and a certain number of procedures done for recertification purposes. (American Board of Surgical Assistants: Standards for Recertification). The actual number of procedures and hours required may vary according to the specific rules and regulations of different licensing and certifying bodies.

Included in our comprehensive package are: reimbursement for the premium of the professional liability insurance, paid vacation, subsidy for health insurance, available disability and life insurance, reimbursement for continuing education, licensing and recertification fees, etc.

We strongly believe that we are successful in attracting and retaining the highest quality surgical assistants due to our long-standing reputation for providing a high quality service, our numerous job opportunities, our comprehensive benefits package, our innovative programs and the word-of-mouth referrals from our clients and our associates.

A surgical assistant directly and materially assists the surgeon by exposing the proper area of the surgical field and maintaining a clean and dry field. This may be achieved through suctioning any excess fluids, drying the area where the surgeon is working, securing bleeding either through clamping or ligation of blood vessels or by other means. He or she also assists the surgeon in operating complex equipment and devices utilized in the surgery, assists the surgeon in applying any prosthetic devices, total joints, plates, screws, etc., and providing a clear and steady video imaging in endoscopic procedures, manipulating and positioning organs for proper exposure; in addition to closing the surgical site, applying dressings, casts, immobilizers, catheters, etc. under the instruction and supervision of the primary surgeon. The role of the surgical assistant also includes pre and post-operative positioning of the patient and safe transfer to and from the operating room table. Assistants are also required by The Joint Commission to take part in the National Patient Safety Goals during surgery.

The scope of services we provide includes a multitude of surgical disciplines:

•	General and bariatric surgery (weight management surgery, etc.)
•	Obstetrics and Gynecology, including laparoscopic procedures
•	Vascular surgery: peripheral vascular
•	Cardiac surgery: (Coronary Artery Bypass surgery, etc., including both open and laparoscopic vein harvesting), valve replacement, minimally invasive procedures, etc.
•	Orthopedic surgery, including total joint replacements, spinal surgery, including instrumentation, arthroscopic joint surgery, etc.
•	Neurosurgery, both central and peripheral
•	Urology and genital system
•	Plastic, cosmetic and reconstructive surgery

Surgical assistants provide highly specialized services to the patient. The basic qualifications and performance standards for highly trained surgical assistants are:

Extensive knowledge of aseptic techniques and practices

•	Detailed knowledge of surgical procedures and techniques in all surgical specialties and sub-specialties, including gynecology and obstetrics

•	Skilled in the use of all instrumentation required for the performance of different surgical procedures

•	Ability to effectively communicate with other members of the patient care team at the client institution

 Surgical assistants must be proficient in the use of the following equipment:

•	LASERs and smoke evacuation equipment, De-fibrillation equipment, Electro Cardiogram and vital signs monitors, and patient warming devices

•	Operating Room tables and related attachments and accessories, Patient positioning devices, Surgical Microscopes, Powered equipment; drills, saws, etc. Dermatomes

•	Endoscopic and Laparoscopic surgery equipment and other related equipment, Arthroscopic surgery equipment and related equipment, medical video equipment, cameras and accessories

•	Electro-surgery units, Tourniquets, Nucleotomes and/or equivalent, Surgilav and simpulse suction/irrigation equipment, or equivalent and Surgical lights

•	Suction and Suction Assisted Lipectomy (SAL) Equipment

•	Equipment and instruments utilized in caesarian section, obstetrics gynecology and related endoscopic procedures, Equipment utilized in different gynecological procedures

•	Saline/blanket patient warmer equipment, all surgical instrumentation and related equipment currently utilized in the operating room

•	Endoscopic Vein Harvesting equipment

Work Environment: Surgical Assistants are required to:

1.	Wear approved scrub attire and or required gear as needed
2.	Incorporate universal precautions and National Patient Safety Goals into daily performance of the job
3.	Incorporate safety rules and regulations into the daily performance of the job
4.	Physical requirements include, but are not limited to, the ability to stand for long periods of time, lifting objects weighing 40 pounds or more, stooping and bending
5.	Encounter certain hazardous materials including, but are not limited to, radiation, radioactive materials, LASER beams and plume, anesthetic materials and gases, etc.
6.
In addition to scheduled cases, accepts assignment to cover emergency call duty on 24 hour basis, including weekdays, weekends and holidays, covering surgical procedures and labor and delivery departments as required covering call schedule

Employees

As of January 26, 2010 , we have 106 employees including full-time, part-time and independent contractors.

DESCRIPTION OF PROPERTY

We currently lease office space at 10039 Bissonnet Suite 250, Houston, Texas 77036-7852. During 2001, the Company entered into a sublease agreement with a company owned by a related party, this was resorted to mainly because of the then Company’s lack of sufficient credit to qualify for the lease.  Effective October 1, 2006, this sublease was terminated and the lease was assigned directly to the Company. This lease agreement was amended in September 2007 when the Company expanded its’ leased space and extended the lease term through December 31, 2011.  Monthly lease payments increased to $8,117 through December 2007.  The lease agreement was amended again on September 24, 2009 and the lease term was extended through November 30, 2015.  Future monthly minimum lease payments are $8,846 for 2012 through November 30, 2015.

Future annual minimum lease payments are as follows:

2009	$101,800

2010	105,012

2011	106,152

2012	106,152

2013	106,152

2013	106,152

2014 and thereafter	203,458

TOTAL	$733,078

LEGAL PROCEEDING

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed on the OTC Bulletin Board under the symbol “ASRG.OB.” Our common stock was approved to quote on the OTC Bulletin Board on December 14, 2006 under the symbol ASAO. On January 31, 2007 the Company’s symbol was changed to ASRG based upon the name change of the Company to American Surgical Holdings, Inc. Trading commenced in our common stock on the OTC Bulletin Board on March 1, 2007. All OTC Bulletin Board quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The Closing stock price on December 21, 2009 was $2.30.

The table below sets forth our high and low bid prices per share of common stock.  These prices represent inter-dealer quotations without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High	Low
2007
First Quarter	$1.45	$1.05
Second Quarter	$2.05	$1.00
Third Quarter	$2.10	$1.00
Fourth Quarter	$1.25	$0.90

2008
First Quarter	$1.50	$0.40
Second Quarter	$0.50	$0.07
Third Quarter	$0.35	$0.08
Fourth Quarter	$0.30	$0.02

2009
First Quarter	$0.30	$0.05
Second Quarter	1.25	0.30
Third Quarter	1.69	0.50

Holders of Capital Stock

As of the date of this registration statement, we had 93 holders of our common stock.

Stock Option Grants

The following tables summarize all stock option grants as of December 31, 2008 and September 30, 2009, and the related changes during these periods are presented below.

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at December 31, 2008	783,000	$2.33
Granted	3,850,000	0.08
Exercised	886,028	.08
Forfeited	128,000	2.00
Balance at September 30, 2009(unaudited)	3,618,972	0.50
Options exercisable on September 30, 2009(unaudited)	600,616	$2.40
Weighted average fair value of options granted during 2009		$0.08

Registration Rights

We have granted registration rights to the selling security holders and are registering the shares included in this prospectus pursuant to the selling shareholders request.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

PAGE	F-3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

PAGES	F-4	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

PAGES	F-5-F-6	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

PAGES	F-7-F-20	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
American Surgical Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of American Surgical Holdings, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2008, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of American Surgical Holdings, Inc. and subsidiaries as of December 31, 2008 and 2007 and the results of its consolidated operations and its cash flows for the years ended December 31, 2008, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 25, 2009

(formerly ASAH Corp.)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 and 2007

ASSETS	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$431,731	$1,145,359
Restricted cash	373,653	-
Accounts receivable, net	3,443,471	2,171,908
Advances to employees	13,100	9,169
Prepaid expenses and other current assets	4,708	24,662
TOTAL CURRENT ASSETS	4,266,663	3,351,098

DEFERRED INCOME TAX RECEIVABLE	-	575,408
PROPERTY AND EQUIPMENT, NET	55,697	90,298
DEFERRED FINANCING COSTS, NET	-	322,521
TOTAL ASSETS	$4,322,360	$4,339,325

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$217,072	$436,106
Deferred income tax	31,234	95,471
Accrued salaries	452,602	287,146
Note payable, related party	150,000	-
Convertible Notes payable, net of unamortized discount
of $131,493 and $767,474	2,583,507	1,947,526
TOTAL CURRENT LIABILITIES	3,434,415	2,766,249

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 8,425,484 and 8,425,484 shares issued
and outstanding	8,425	8,425
Additional paid-in capital	3,295,226	2,942,381
Deferred compensation	(93,750)	(143,750)
Accumulated deficit	(2,321,956)	(1,233,980)
TOTAL STOCKHOLDERS' EQUITY	887,945	1,573,076

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,322,360	$4,339,325
See accompanying notes to consolidated financial statements.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 and 2006

	2008	2007	2006
Revenues
Service fees, net	$10,592,216	$8,243,220	$9,618,947
Contract fees	687,295	720,837	572,500

Total net revenues	11,279,511	8,964,057	10,191,447

Cost of revenues	6,977,986	6,660,552	5,509,898

GROSS PROFIT	4,301,525	2,303,505	4,681,549

OPERATING EXPENSES
General and Administration	1,578,915	2,393,716	1,318,321
Salaries	2,142,565	2,500,164	1,653,036
Rent	97,990	80,181	109,268
TOTAL OPERATING EXPENSES	3,819,470	4,974,061	3,080,625

NET INCOME (LOSS) FROM OPERATIONS	482,055	(2,670,556)	1,600,924

Other income (expense)
Interest expense	(1,623,750)	(1,474,048)	(150)
Interest income	5,911	48,569	11,263
TOTAL OTHER INCOME (EXPENSE)	(1,617,839)	(1,425,479)	11,113
INCOME (LOSS) FROM OPERATIONS before prov. for inc. taxes	(1,135,784)	(4,096,035)	1,612,037
(Provision for) benefit from income taxes	47,808	1,022,848	(651,846)

NET INCOME (LOSS)	$(1,087,976)	$(3,073,187)	$960,191

Net income (loss) per share basic and diluted	$(0.13)	$(0.37)	$0.12

Weighted average number of shares
Outstanding during the period -
basic and diluted	8,425,484	8,416,100	8,297,133
See accompanying notes to consolidated financial statements.

AMERICAN SURGICAL HOLDINGS, INC.
(formerly ASAH Corp.)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 and 2006

							Retained
					Additional		Earnings/	Total
	Preferred Stock		Common Stock		Paid-in	Deferred	(Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit)	Equity
Balances, December 31, 2005	-	$-	8,289,538	$8,289	$480,604	$(243,750)	$879,016	$1,124,159
Shares issued for cash	-	-	10,946	11	32,539	-	-	32,550
Deferred compensation	-	-	-	-	-	50,000	-	50,000
Net income	-	-	-	-	-	-	960,191	960,191

Balances, December 31, 2006	-	-	8,300,484	8,300	513,143	(193,750)	1,839,207	2,166,900
Shares issued for services	-	-	100,000	100	219,900	-	-	220,000
Shares issued to directors	-	-	25,000	25	54,975	-	-	55,000
Warrants issued	-	-	-	-	1,957,328	-	-	1,957,328
Options issued for services	-	-	-	-	46,410	-	-	46,410
Options issued to directors	-	-	-	-	37,425	-	-	37,425
Options issued to officers	-	-	-	-	113,200	-	-	113,200
Deferred compensation	-	-	-	-	-	50,000	-	50,000
Net loss	-	-	-	-	-	-	(3,073,187)	(3,073,187)

Balances, December 31, 2007	-	-	8,425,484	8,425	2,942,381	(143,750)	(1,233,980)	1,573,076

Deferred compensation	-	-	-	-	-	50,000	-	50,000
Options issued to officers	-	-	-	-	74,089	-	-	74,089
Options issued for services	-	-	-	-	20,214	-	-	20,214
Options issued to directors	-	-	-	-	13,392	-	-	13,392
Warrants issued to noteholders	-	-	-	-	245,150	-	-	245,150
Net Loss	-	-	-	-	-	-	(1,087,976)	(1,087,976)

Balances, December 31, 2008	-	$-	8,425,484	$8,425	$3,295,226	$(93,750)	$(2,321,956)	$887,945
See accompanying notes to consolidated financial statements.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 and 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,087,976)	$(3,073,187)	$960,191
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation and amortization	40,646	37,677	31,882
Provision for uncollectible accounts	(50,590)	17,500	202,207
Amortization of deferred financing costs	322,521	390,695	-
Amortization of discount of convertible notes payable	881,131	863,632	-
Deferred compensation	50,000	50,000	50,000
Common stock issued for services	-	220,000	-
Common stock issued to directors	-	55,000	-
Options issued for services	20,214	46,410	-
Options issued to officers	74,089	113,200	-
Options issued to directors	13,392	37,425	-
Changes in operating assets and liabilities:
(Increase)Decrease in accounts receivable, net	(1,220,973)	(163,639)	(592,463)
(Increase) Decrease in advances to employees	(3,931)	(3,169)	9,555
(Increase) Decrease in prepaid expenses	19,954	37,240	(45,845)
(Increase) Decrease in deferred income tax receivable	575,408	(575,408)	-
Increase (Decrease) in accounts payable and accrued expenses	(53,578)	425,655	153,429
Increase (Decrease) in deferred income taxes	(64,237)	(1,022,848)	646,776
Net cash (used in) provided by operating activities	(483,930)	(2,543,817)	1,415,732

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(373,653)	-	-
Purchase of property and equipment	(6,045)	(25,846)	(69,108)
Net cash used in investing activities	(379,698)	(25,846)	(69,108)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	-	-	(35,352)
Proceeds from note payable from related party	150,000	-	5,000
Repayment of note payable from related party	-	-	(95,000)
Issuance of common stock	-	-	32,550
Proceeds from increase in notes payable	-	2,328,006
Net Cash provided (used in) by financing activities	150,000	2,328,006	(92,802)

NET INCREASE (DECREASE) IN CASH	(713,628)	(241,657)	1,253,822
CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD	1,145,359	1,387,016	133,194

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$431,731	$1,145,359	$1,387,016

See accompanying notes to consolidated financial statements.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 and 2006

	2008	2007	2006
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for income taxes	$16,427	$575,408	$-
Cash paid for interest expense	$547,672	$-	$150.00

See accompanying notes to consolidated financial statements.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

NOTE 1—BUSINESS AND ORGANIZATION, BASIS OF PRESENTATION

American Surgical Holdings, Inc. f/k/a ASAH Corp. and Renfrew, Inc., a Delaware corporation (the “Company”) is the parent company of American Surgical Assistants, Inc., a Texas corporation (“ASA”) and the parent company of ATS Billing Services, Inc., a Texas corporation (“ATS”).  The Company was incorporated in the State of Delaware under the name Renfrew, Inc. on July 22, 2003 as a blank check company as defined under Rule 419 of the Securities Act. On August 2, 2005, the Company filed Articles of Amendment with the State of Delaware changing its’ name to ASAH Corp. and on January 9, 2007, the Company filed Articles of Amendment with the State of Delaware changing its’ name to American Surgical Holdings, Inc. (“ASHI”).

The Company completed a 1 for 1.75 common stock consolidation in January 2007 and a 1 for 2 common stock consolidation in April 2007.  All share and per share amounts have been retroactively restated for the both the 1 for 1.75 and the 1 for 2 stock consolidations.

ASA provides professional surgical assistants to surgery centers and hospitals in Houston and Corpus Christi, Texas, Lawton, Oklahoma and Suffolk, Virginia.

ATS was formed in April 2006 to engage in HIPAA-compliant billing and collection services for healthcare industry professionals, mainly, but not exclusively, surgical assistants.  ATS’ services include primary claim billing to insurance companies and to patients, with follow-up through to collection in 2006 and 2007.  The services provided by ATS were transferred to ASA in 2008.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in U.S. dollars, in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for financial reporting. All inter-company accounts and transactions have been eliminated upon consolidation.  The consolidated results for each of 2008, 2007 and 2006 include ASA and ASHI.  ATS’ operations are included from inception.

Certain balances in the financial statements as of and for the years ended December 31, 2008, 2007 and 2006 have been reclassified to conform to the current period’s presentation. These changes had no effect on the previously reported net income, total assets, liabilities or stockholders’ equity.

Revenue Recognition

The Company recognizes revenue over the period the service is performed in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”). In general, SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services rendered, (3) the fee is fixed and determinable and (4) collectability is reasonably assured.

Service Fees, net are recorded based on established billing rates less estimated discounts for insurance reimbursements and patient payments.  Management also uses historical collection data to assure the collectability of the resulting accounts receivable.  No revenue is recorded for services performed for patients covered by Medicare and/or Medicaid.

Established billing rates are not the same as actual pricing. They generally do not reflect what the Company is ultimately paid and therefore are not displayed in our Consolidated Statements of Operations.  The Company is typically paid amounts based on individual insurance company rates.

The Company also recognizes Contract Fee Revenues billed under contracts with hospitals for providing twenty-four hour a day on call coverage for these hospitals.  These amounts are billed on a monthly basis throughout the respective contract period as services are provided.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. These accounts may from time to time exceed federally insured limits. The Company has not experienced any losses on such accounts. At December 31, 2008 and 2007, the Company had approximately $225,414 and $1,034,014, respectively, in excess of FDIC insurance limits.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

Allowance for Doubtful Accounts

The Company generally provides for an allowance against accounts receivable for an amount that could become uncollectible whereby such receivables are reduced to their estimated net realizable value. The Company estimates this allowance based on the aging of our accounts receivable, our historical collection experience and other relevant factors. There are various factors that can impact the collection trends, such as changes in the number of uninsured patients, the increased burden of co-payment to be made by patients with insurance and business practices related to collection efforts. These factors continuously change and can have an impact on collection trends and our estimation process.

The Company evaluates the collectability of its receivables at least quarterly, using various factors including the financial condition and payment history on patient accounts, an overall review of collections experience on accounts and other economic factors or events expected to affect the Company’s future collections experience.

As part of the evaluation discussed above concerning Service Fees Revenue and the appropriate Collection Percentage, the Company determined that an allowance was necessary at December 31, 2008 in the amount of $210,000 compared to a reserve of $243,355 for the twelve months ended at December 31, 2007.   $190,000 of the $210,000 in 2008 and the $243,355 in 2007 were for estimated charge backs.

Advertising Costs

Advertising costs are expensed as incurred and include the costs of public relations activities. These costs are included in selling, general and administrative expenses and totaled $7,392, $8,819, and $8,396 in the years ended December 31, 2008, 2007 and 2006, respectively.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

Leasehold improvements are amortized over the initial term of the lease.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include revenue recognition, the allowance for doubtful accounts and share based compensation. These estimates have the potential to have a significant impact on our financial statements, either because of the significance of the financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature.

Convertible Notes Payable

The Company issued convertible notes payable in 2007.  The conversion feature of the notes becomes effective only if the Company commences a Qualified Offering.  Insofar as the Company has not commenced a Qualified Offering and does not plan to do so at this time, the Company has assigned no value to the conversion feature of the notes payable.  A more detailed discussion is contained herein at Note 6.

Credit Risk

The Company’s customers are surgeons, hospitals and other healthcare facilities.  The Company also has exposure related to the collectability of patient accounts from the insurance companies who act as third party payers.  The Company has identified five insurance companies that comprise approximately 83% of the total paid by insurance companies.  From time to time, the Company may experience difficulty in collecting amounts due from various insurance companies on a timely basis.  Additionally, the insurance companies’ reimbursement rates may change from time to time and may change in such a way as to be detrimental to the Company.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

Geographic Risk

Approximately 97% in 2008, 100% in 2007 and 2006 of the Company’s customers were concentrated in the areas of Houston and Corpus Christi, Texas.

Sales Risk

No single patient accounted for over 10% of the revenues in the years ended December 31, 2008, 2007 or 2006.  However, as explained above the Company does have some concentration of risk in that approximately 83% of the third party payments are derived from five insurance companies.  Additionally, the Company has identified two hospitals at which the Company performed over 36% of its billable surgeries in 2008, a decrease from over 50% in 2007 and 2006.  Obviously, any change that affects either group could have a significant impact on the Company and its results of operations.

Income Taxes

The Company records deferred taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

The Company accounts for its stock-based compensation under the provisions of SFAS No.123(R) Accounting for Stock Based Compensation. Under SFAS No. 123(R), the Company is permitted to record expenses for stock options and other employee compensation plans based on their fair value at the date of grant. Any such compensation cost is charged to expense on a straight-line basis over the periods the options vest. If the options had cashless exercise provisions, the Company utilizes variable accounting.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123(R), which is measured as of the date required by EITF Issue 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the valuation date, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 also amends the disclosure requirements of SFAS No. 123(R), requiring prominent disclosure in annual and interim financial statements regarding a company’s method for accounting for stock-based employee compensation and the effect of the method on reported results.

Basic and Diluted Net Income/Loss Per Share

Basic and diluted net (loss) or income per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  The Company did not have any dilutive securities outstanding as of December 31, 2008, 2007 and 2006.   In 2008 and 2007 the Company had 4,541,000 and 4,541,000 warrants and options outstanding, but the Company has excluded these common stock equivalents from the 2008 and 2007 calculation of diluted net loss per share because these would be anti-dilutive.  The Company did not issue any warrants or options in 2008.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair value due to the relatively short period to maturity for these instruments.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Restricted Cash

Funds in the escrow account are labeled as “Restricted Cash” as the Company does not have access to the escrowed amounts under the terms of the Escrow Agreement.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51." This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51's consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. We are currently evaluating this new statement and anticipate that the statement will not have a significant impact on the reporting of our results of operations.

In March 2008, the Financial Accounting Standards Board (FASB) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. This Statement amends and expands the disclosure requirements in SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities to provide users of financial statements with an enhanced understanding of (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flow. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008 with early application permitted. The Company expects to adopt SFAS No. 161 on January 1, 2009, and has not yet determined the effect of SFAS No. 161 on its Financial Statements.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SECs approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company's financial position.

In June 2008 the FASB ratified FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities,” which addresses whether instruments granted in share-based payment awards are participating securities prior to vesting and, therefore, must be included in the earnings allocation in calculating earnings per share under the two-class method described in SFAS No. 128, “Earnings per Share.” FSP No. EITF 03-6-1 requires that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend-equivalents be treated as participating securities in calculating earnings per share. FSP  No. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and shall be applied retrospectively to all prior periods. We do not anticipate that the adoption of FSP No. EITF 03-6-1 will have an effect on our previously reported losses per share from 2007 to 2008.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

In June 2008 the FASB ratified EITF No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock,” which requires that an instrument’s contingent exercise provisions be analyzed first. If this evaluation does not preclude consideration of an instrument as indexed to the company’s own stock, the instrument’s settlement provisions are then analyzed. EITF No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and requires reporting of a cumulative effect of a change in accounting principle to retained earnings for all instruments existing at the effective date to the balance of retained earnings. We currently do not anticipate adoption of EITF No. 07-5 will have a significant effect on our consolidated financial statements.

In June 2008 the FASB ratified EITF No. 08-3, “Accounting by Lessees for Maintenance Deposits,” which specifies that maintenance deposits that are contractually and substantively related to maintenance of leased assets, and which are refundable only if the lessee performs specified maintenance activities, shall be accounted for as deposit assets. EITF No. 08-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, with recognition of a cumulative effect of a change in accounting principle to the opening balance of retained earnings for the first year presented.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Trade and other receivables	$3,653,471	$2,406,263
Less: Allowance for doubtful accounts	(210,000)	(234,355)

	$3,443,471	$2,171,908

The bad debt expense in each of 2008, 2007 and 2006 was $50,590, $17,500 and ($16,215), respectively~~.~~

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Office equipment	$152,006	$145,962
Office furniture	28,813	36,181
Leasehold improvements	12,010	12,010
Medical equipment	10,745	8,980

Less: Accumulated depreciation	(147,877)	(112,835)

	$55,697	$90,298

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $ 40,646 $37,677 and $31,882 respectively.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Lease

During 2001, the Company entered into a sublease agreement with a company owned by related parties for a term of seven years ending December 2008.  Effective October 1, 2006, this sublease was terminated when the lease was assigned directly to the Company.  This lease agreement as amended September 1, 2007 calls for monthly lease payments of $8,117 for the period September 1, 2007 through December 31, 2007.  Monthly rent payments will increase to $8,304 for 2008, $8,484 for 2009, $8,751 for 2010 and $8,846 for 2011 plus a Consumer Price Index adjustment capped at 5% plus reimbursement of Common Area Maintenance expenses if they exceed a specified percentage of the costs.  Rent expense for the years ended December 31, 2008, 2007 and 2006 were $$97,990, $80,181, and $109,268 respectively.

Employment Agreements

The Company has various compensation agreements with its’ Executive Officers, Senior Consultants and consultants.   The table below summarizes the Commitments that the Company has pursuant to these agreements in future years.  A more detailed discussion of the Officers and Senior Consultants compensation arrangements follows the table below and also at Note 8.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

	2009	2010	2011	2012	2013	THEREAFTER
Executive Officers (1)	$1,490,194	$1,370,800	$1,128,800	$1,128,800	$1,128,800	$2,727,933

Senior Consultants (2)	826,708	498,667	-	-	-	-

Consultants	12,000	-	-	-	-	-

Operating Leases	101,800	105,012	106,152	-	-	-

Convertible Note Payable (3)	2,715,000	-	-	-	-	-

TOTAL	$5,145,702	$1,974,479	$1,234,952	$1,128,800	$1,128,800	$2,727,933

(1) - Mr. Elgamal, CEO, and Mr. Olmo-Rivas, executive directors of the Company, are each entitled to receive annual cash compensation of $564,400 plus health, disability and life insurance coverage pursuant to Ten year employment agreements as CEO of American Surgical Holdings and Vice president of ASA respectively, entered into on May 1, 2006 ending 2016. James A. Longaker, CFO, was hired in November 2007 at an annual salary of $120,000 ending November 2009.

The Company renewed, amended and revised Ten year service agreements with corporations owned by Mr. Elgamal and Mr. Olmo-Rivas. The agreements automatically renew at maturity unless cancelled by either party with sixty days written notice. The corporations were each paid a monthly expense fee of $11,000 during 2007. Each agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discounted price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Elgamal and Mr. Olmo-Rivas have waived their rights to the options under the agreements for the years ended December 31, 2007, and 2006. These agreements also include an annual bonus to each valued at 2% of the increase, year over year, of the gross revenue of the company to be paid during the first quarter of the current fiscal year for the increase in gross revenue  in the prior year. Mr. Elgamal and Mr. Olmo have waived the right to this bonus for the years ending December 31, 2007 and 2006. The employment agreements for Mr. Elgamal and for Mr. Olmo-Rivas include an early termination provision that proscribes a contract termination payment to either officer equal to $3,000,000 if the Company terminates their service agreements without cause or for a cause that is less than a conviction of a federal felony prior to the expiration date, as renewed. The original agreement was dated July 1, 2002 and the term was amended on May 1, 2006 with an expiration of ten years from May 1, 2006.

(2) - In November 2005, Mr. Chamberlain and Mr. Chapa, senior consultants to the Company, entered into employment agreements and consulting agreements between the Company and corporations owned by them individually. Pursuant to these multiple agreements, Mr. Chamberlain and Mr. Chapa are each entitled to receive an annual combined cash compensation of $344,000 for the employment agreement and the consulting agreements plus health and disability insurance coverage.  In addition, their corporations are paid a monthly consulting fee of $6,000 each. Each consulting agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discount price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Chamberlain and Mr. Chapa have waived their rights to the options under the agreements for the years ended December 31, 2007 and 2006.  The consulting agreements include an early termination provision that proscribe a contract termination payment to either shareholder equal to $3,000,000 if the Company terminates their service agreements without cause prior to the expiration date.

(3) - In May 2007, the Company began offering for sale a limited number of Units pursuant to a Private Placement Memorandum (“PPM”).  Each Unit consisted of (i) a one year 15% interest bearing unsecured promissory note in the principal amount of $100,000 and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the Warrants”).  The notes were extended on July 23, 2008 to December 31, 2009.

The first 12.30 Units, in the principal amount of $1,230,000 plus accrued interest of $187,575 matures on June 7, 2008.  The second 14.85 Units in the principal amount of $1,485,000 plus accrued interest of $226,462 matures on July 2, 2008.   In July 2008, the original notes were renegotiated with half due in March of 2009 and the other half would be automatically extended to December 2009 upon payment of the March 31, 2009 principal balance. One half was paid in March 2009 with the other half due December 2009.

NOTE 5 - INCOME TAXES

Income tax expense for the years ended December 31, 2008, 2007 and 2006 reflects an effective tax rate different from the statutory federal tax rate (generally, 34%).  For the years ended December 31, 2008, 2007 and 2006 the Company’s effective tax rate was (4.21%), (24.97%) and 40.44%, respectively.  The differences arise because some items that are deductible for financial statement purposes are not deductible for Federal income tax purposes.  These include life insurance premiums, expenses related to unexercised options, amortization of discount, political contributions and 50% of meals and entertainment expenses.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

Income tax expense (benefit) for the periods ended December 31, 2008, 2007 and 2006 is summarized as follows:

	2008	2007	2006
Current Federal tax (asset) liability	$-	$(575,408)	$466,492

Deferred Federal tax (asset) liability	(47,808)	(447,440)	185,354

Income tax expense (benefit)	$(47,808)	$(1,022,848)	$651,846

The table below presents a reconciliation between the reported income taxes and the income taxes that would be computed by applying the Company’s normal tax rate (34%) to income before taxes for the periods ended December 31:

	2008	2007	2006
Federal income tax expense (34%)	$(386,166)	$(1,392,652)	$564,213
Tax effects of:
Nondeductible life insurance	-	30,600	84,000
Compensation based on unexercised options	36,616	40,202	-
Amortization of discount	299,584	293,635	-
Disallowed meals & entertainment	6,402	3,667	3,633
Other	(4,244)	1,700	-

Income tax expense (benefit)	$(47,808)	$(1,022,848)	$651,846

Effective Rate	(4.21% )	(24.97% )	40.44%

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2008, 2007 and 2006 are as follows:

	2008	2007	2006
Deferred tax assets
Net operating loss carryforward	$(172,910)	$(334,850)	$-
Deferred tax liabilities
Section 481(a) adjustment	204,144	408,288	612,432
Other deferred liabilities	-	22,033	39,414

Net deferred tax liabilities	$31,234	$95,471	$651,846

Gross remaining net operating loss carryforward	$(508,560)	$(984,854)	$-

Gross remaining section 481(a) adjustment	$600,424	$1,200,848	$1,801,274

For the year 2007, the Company’s reported a net operating loss (NOL) of $2,338,753, of which $1,353,899 was carried back to 2006 and the Company received refunds of prior tax payments in the amount of $575,408.  After applying $476,294 of the NOL to 2008, the remaining NOL of $508,560 is available for carry forward to reduce future tax liabilities of the Company.  The Company changed from the cash method to the accrual method in reporting taxable income in 2007.  The Section 481 (a) adjustment, which is the difference between cash and accrual methods of accounting, is spread over a three year period.  The final adjustment of $600,424 will be offset by the remaining NOL of $508,560, which will result in taxable income as of January 1, 2009 of $91,864.  That taxable income at the Federal tax rate of 34% is shown as the deferred income tax on the liability section of the balance sheet in the amount of $31,234.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

In May 2007, the Company began offering for sale, at a price of $100,000 per Unit, a limited number of Units pursuant to a private placement memorandum.  Each Unit consisted of (i) a one year 15% interest bearing unsecured promissory note (“Note”) in the principal amount of $100,000 and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the Warrants”).

Dawson James Securities, Inc. (“Dawson”) was hired as the exclusive placement agent for the offering.  For its services Dawson earned a cash commission equal to 10% and a non-accountable expense allowance equal to 3% of the gross proceeds of each Unit sold.  In addition, for each Unit sold Dawson earned warrants to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.00 per share.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

The offering had a minimum offering size of 12 Units and a maximum size of 35 Units.  On June 7, 2007 the minimum was achieved with the sale and acceptance of 12.30 Units.  The net proceeds of $1,070,100 were forwarded to the Company at that time and the balance of the proceeds, $159,900, was paid to Dawson.  The Company executed Notes in the principal amount of $1,230,000 and issued warrants to purchase 1,230,000 shares of common stock to the note holders.  The value of these warrants was determined by management to be $734,583. The value of the warrants was recorded as a discount on the Notes and is being charged to interest expense and accreted to the balance of the Notes over the life of the Notes.  As at December 31, 2008 and 2007 $416,599 and $317,984 were charged to interest expense and $0 and $416,599 remain unamortized, respectively.

Upon completion of this first round of the offering the Company issued warrants to Dawson to purchase 246,000 shares of common stock. The value of these warrants was determined by management to be $146,917. The value of the warrants and the cash commission paid to Dawson was recorded as deferred financing costs and is being amortized to interest expense over the life of the Notes.  As at December 31, 2008 and 2007 $85,701 and $61,216   were charged to interest expense and $0 and $85,701    remain to be amortized, respectively.

On July 2, 2007 the second and final round of the offering was completed with the acceptance of an additional 14.85 Units. The net proceeds of $1,291,950 were forwarded to the Company at that time and the balance of the proceeds, $193,050, was paid to Dawson. The Company executed Notes in the principal amount of $1,485,000 and issued warrants to purchase 1,485,000 shares of common stock to the note holders. The value of these warrants was determined by management to be $896,523. The value of the warrants was recorded as a discount on the Notes and is being charged to interest expense and accreted to the balance of the Notes over the life of the Notes. As at December 31, 2008 and 2007 $447,033 and $ 449,490 were charged to interest expense and $0 and $447,033 remain unamortized, respectively.

Upon completion of the second round of the offering the Company issued warrants to Dawson to purchase 297,000 shares of common stock. The value of these warrants was determined by management to be $179,305. The value of the warrants and the cash commission paid to Dawson was recorded as deferred financing costs and is being amortized to interest expense over the life of the Notes.  As at December 31, 2008 and 2007 $97,800 and $81,505 were charged to interest expense and $0 and $97,800 remain to be amortized, respectively.

In July 2008, the original notes were renegotiated with half due in March of 2009 and the other half would be automatically extended to December 2009. One half was paid in March 2009 with the other half due December 2009. The warrants were re-priced with one half re-priced at 10 cents per warrant and one half repriced at 75 cents per warrant (the half re-priced at 75 cents per warrant would have been re-priced to 20 cents per warrant if the company did not pay half the notes by March 31, 2009). The price was reset to $245,150. As of December 31, 2008, $113,657 was charged to interest expense and $131,493 remains to be amortized.

The interest rate was 15% on the original notes and the renegotiated notes.  The maturity date of the original notes was June 30, 2007 and the renegotiated notes were March 31, 2008 with an automatic extension to December 31, 2008 if certain conditions were met.

The Company incurred deferred financing costs of $34,044 associated with the offering in the form of legal and blue sky fees.

The Notes are convertible into the Company’s common stock if the Company commences a Qualified Offering prior to the maturity date of the Notes. In lieu of repayment of principal and interest on the Notes, the Holder of the Notes may acquire Company securities in the amount of such principal and interest at a purchase price equal to 85% of the price per security sold in the Qualified Offering.  In this regard, a Qualified Offering means the completion of an offering or offerings of Company securities, including any offering of debt or equity securities, or securities convertible into debt or equity securities, in an amount not less than $3.0 million.  At this time the Company has not completed a Qualified Offering. In addition, if the Company fails to register the shares underlying the warrants upon notice by the holders of more that 50% of the warrants within three weeks with the Securities and Exchange Commission, the warrant holders can require the Company to tender the warrants to the Company for a sum equal to the number of warrants outstanding multiplied by the current market value less the exercise price of the warrants. As of December 31, 2008, No notice has been received by the Company. The warrants expire at various dates through July, 2012. As of December 31, 2008, the Company has not recorded any liability for the exercise of the warrants.

The net proceeds from the offering were used for general corporate and working capital needs.

The note payable due to a related party of $150,000 was signed on June 12, 2008 and extended on September 12, 2008 to a new maturity date of June 15, 2009.  The note incurs interest at a rate of 15% annually.  During 2008 $12,452 was charged to interest expense and $12,452 of accrued interest is included in accrued expenses. All accrued interest on this note as of December 31, 2008 was paid in January 2009 and the principal and accrued interest from January 1, 2009 was paid in full during March of 2009.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

Modification of the Notes

The Notes are convertible into the Company’s common stock if the Company commences a Qualified Offering prior to the maturity date of the Notes. In lieu of repayment of principal and interest on the Notes, the Holder of the Notes may acquire Company securities in the amount of such principal and interest at a purchase price equal to 85% of the price per security sold in the Qualified Offering.    In this regard, a Qualified Offering means the completion of an offering or offerings of Company securities, including any offering of debt or equity securities, or securities convertible into debt or equity securities, in an amount not less than $3.0 million.  At this time the Company has not commenced a Qualified Offering and has no plans to do so.

The Notes matured in June, 2008 and the discount was amortized over the life of the note. In July 2008, the original notes were renegotiated with half due in March of 2009 and the other half would be automatically extended to December 2009 upon payment of the March 31, 2009 principal balance. One half was paid in March 2009 with the other half due December 2009. The warrants were re-priced with one half re-priced at 10 cents per warrant and one half repriced at 75 cents per warrant (the half re-priced at 75 cents per warrant would have been re-priced to 20 cents per warrant if the company did not pay half the notes by March 31, 2009). The fair value of the options was reset to $245,150. As of December 31, 2008, $113,657 was charged to interest expense and $131,493 remains to be amortized.

The Company has agreed with Dawson James Securities, Inc., as the Note holders Agent to the following revisions to the terms of the Notes and warrants:

The Notes to be secured by the Company's accounts receivable and an assignment of any proceeds received by the Company from any actions for past claims from legal action against or settlement with insurance carriers. The proceeds from the legal actions would be given to the note holders.

▪
The note holders have a first priority lien. The lien and security interest of the receivables would be released to make available as collateral for financing facility, if, $1.0 million is paid to reduce the principal balance outstanding.

▪
The maturity date of the notes was extended to March 31, 2009. If 50% or more of the Notes have been repaid pro rata to the Note holders, by March 31, 2009, and there are no other outstanding defaults on the provisions of the Note, then maturity date shall be automatically extended to December 31, 2009 on any remaining balance and accrued interest.

▪	The Company will make two monthly payments into an escrow account (Restricted Cash) jointly controlled by the Company and Dawson James Securities Inc.

▪
One monthly installment of $50,000 beginning in August, 2008 (increasing to $65,000 beginning in January 2009) will be for the benefit of Note holders and distributed pro rata to the Note holders. The timing of the distribution will be determined by Dawson James Securities Inc.

▪
An additional monthly installment of $52,000 beginning in the third quarter of 2008, a holdback of the principals compensation, is being escrowed as additional collateral for the repayment of the Note.

▪
If 50% of the Notes are not repaid by March 31, 2009, then the escrow shall be distributed to the Note holders. If the Notes are extended to December 31, 2009, the monthly holdback escrow will continue and the escrowed amounts held until maturity and used to pay off the principal balance of the note then outstanding.

▪
within five (5) business days of approving any individual expenses in excess of $25,000 and/or any expenditure not in the ordinary course of business, the Company shall deliver to the Note Holders Agent a copy of the relevant board or audit committee minutes or written consent setting forth the resolutions approving such expense(s).

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

▪
The Company will not, in any form or any manner, increase or add to the compensation and/or benefits received the four principals unless unanimously consented to by the independent members of the board of directors.

As of December 31, 2008, we are in compliance with all the covenants

As of December 31, 2008, the Company has made a total of $373,653 to the escrow which is broken down into two parts: (1) interest and (2) holdbacks.  Interest due to the note holders is paid on a periodic basis.

The $2.00 per share warrants issued in 2007 to the Note holders upon the issuance of the original notes has been modified as follows:

▪	The exercise price has been re-priced to $0.10 for half the warrants and to $0.75 for the remaining half of the warrants.

▪
If the Note holders have not been repaid 50% or more of their principal by March 31, 2009, then the warrants price at $0.75 will be re-priced to $.20 per share. The Company has treated the re-pricing of these warrants as a contingency.

▪	All warrants will expire four years from the execution date of the loan modification and any extension agreements thereof.

The Note holders received new warrants in exchange for old warrants for the extension of the debt.  The value of the new warrants issued with the debt is recorded as a discount and amortized to interest expense.  APB 14 states from the point of view of the issuer, the sales of a debt security with warrants results in a lower cash interest cost than otherwise be possible or permits financing not otherwise practicable.

The incremental value of 50% of the warrants using the $0.10 exercise price is expensed over the period from the modification date (July 23, 2008) to December 31, 2009.  The incremental value of the remaining 50% of the warrants using the $0.75 exercise price is expensed over the modification date (July 23, 2008) to March 31, 2009  The interpretation is from paragraph 51 of SFAS 123R.  The paragraph states a modification of the terms or conditions of an equity award shall be treated as an exchange of the original award for a new award.  In substance, the entity repurchases the original instrument by issuing a new instrument of equal or greater value, incurring additional compensation cost for any incremental value.

Due Dates of Notes Payable

The first 12.30 Units, in the principal amount of $1,230,000 plus accrued interest of $187,575 matures on June 7, 2008.  The second 14.85 Units in the principal amount of $1,485,000 plus accrued interest of $226,462 matures on July 2, 2008.   In July 2008, the original notes were renegotiated with half due in March of 2009 and the other half would be automatically extended to December 2009 upon payment of the March 31, 2009 principal balance. One half was paid in March 2009 with the other half due December 2009. The warrants were re-priced with one half re-priced at 10 cents per warrant and one half repriced at 75 cents per warrant (the half re-priced at 75 cents per warrant would have been re-priced to 20 cents per warrant if the company did not pay half the notes by March 31, 2009). The fair value of the options was reset to $245,150. As of December 31, 2008, $113,657 was charged to interest expense and $131,493 remains to be amortized.

NOTE 7 – NOTES PAYABLE

The note due to a related party of $150,000 was signed on June 12, 2008 and extended on September 12, 2008 to a new maturity date of June 15, 2009.  The note incurs interest at a rate of 15% annually.  During 2008, $12,452 was charged to interest expense and $12,452 of accrued interest is included in accrued expenses.

NOTE 8 - RELATED PARTY TRANSACTIONS

In 2007 Mr. Olmo-Rivas’s sister returned to the company’s employment from the billing company.

In June of 2008 Mr. Chamberlain loaned the company $150,000 (see Note 7).

The Company has compensation arrangements in place with four of its significant shareholders for services rendered to the Company directly by them or by entities controlled by them (see Note 4).

Mr. Elgamal and Mr. Olmo-Rivas, executive officers of the Company, pursuant to multiple year employment agreements that were renewed, amended and revised in 2006 and 2007 are each entitled to receive annual cash compensation of $564,400 plus health, life and disability insurance coverage and a bonus of 2% of the increase, year over year, of the gross revenue of the company (see Note 4).

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

The Company renewed, amended and revised Ten year service agreements with corporations owned by Mr. Elgamal and Mr. Olmo-Rivas. The agreements automatically renew at maturity unless cancelled by either party with sixty days written notice. The corporations were each paid a monthly expense fee of $11,000 during 2007. Each agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discounted price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Elgamal and Mr. Olmo-Rivas have waived their rights to the options under the agreements for the years ended December 31, 2007, and 2006. These agreements also include an annual bonus to each valued at 2% of the increase, year over year, of the gross revenue of the company to be paid during the first quarter of the current fiscal year for the increase in gross revenue  in the prior year. Mr. Elgamal and Mr. Olmo have waived the right to this bonus for the years ending December 31, 2007 and 2006. The employment agreements for Mr. Elgamal and for Mr. Olmo-Rivas include an early termination provision that proscribes a contract termination payment to either officer equal to $3,000,000 if the Company terminates their service agreements without cause or for a cause that is less than a conviction of a federal felony prior to the expiration date, as renewed.

In November 2005, Mr. Chamberlain and Mr. Chapa, senior consultants of the Company, entered into employment agreements with the Company and corporations owned by them entered in to consulting agreements with the Company.  Pursuant to these multiple year agreements, Mr. Chamberlain and Mr. Chapa are each entitled to receive annual cash compensation (salaries and/or consulting fees) of $344,000, and health and disability insurance coverage and their closely held corporations earn a fee of $6,000 per month. Each consulting agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discount price equal to 25% of the closing price on the date the shares are issued by the Company. Mr. Chamberlain and Mr. Chapa have waived all rights to these options for the years 2007, 2006 and 2005. The consulting agreements include an early termination provision that proscribes a contract termination payment to either shareholder equal to $3,000,000 if the Company terminates the agreements without cause prior to the expiration date, as renewed.

NOTE 9 - EQUITY

Stock Issued for Services

In January 2007, the Company issued 100,000 shares of common stock for consulting and strategic business planning services, with a fair value of $220,000.

Deferred Compensation

In November 2005, the Company issued 1,428,573 shares of common stock to Mr. Chamberlain and Mr. Chapa for future services under consulting agreements ending in November 2010.  The value of these shares was determined to be $250,000 based on a recent cash offering price.  The Company expensed $50,000 in 2008, 2007 and 2006. The unamortized balance at December 31, 2008 of $93,750 will be amortized on a straight-line basis over the remaining life of the agreements.

Stock Issued for Cash

In April 2006, the Company issued 10,089 shares of common stock to individuals for total cash of $30,000.

In May 2006, the Company issued 857 shares of common stock to individuals for total cash of $2,550.

Stock Issued to Directors

In March 2007, the Company issued 25,000 shares of common stock to the lead independent director as part of his initial board fees, with a fair value of $55,000.

Options Issued to Directors/Officers

In March 2007, Mr. Elgamal and Mr. Olmo-Rivas were each granted options to purchase 250,000 shares of common stock.  The options vest quarterly on a ratable basis over 3 years.  The Company also granted 75,000 options to the lead independent director and 25,000 options to each of the other two independent directors.

Stock Options and Warrants

The fair market value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

Expected Life	3 to 5 years
Interest Rate	4.25%
Dividend Yield	$0
Volatility	28%
Forfeiture Rate	0

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

Expected life represents the period of time that options are expected to be outstanding and is based on the Company’s historical experience or the simplified method, as permitted by SEC Staff Accounting Bulletin No. 107 where appropriate. The risk-free interest rate is based on U.S. Treasury interest rates at the time of the grant whose term is consistent with the expected life of the stock options.

Expected dividend yield was considered to be $0 in the option pricing formula since the Company does not pay dividends and has no current plans to do so in the future. Expected volatility is based on the Company’s historical experience. The forfeiture rate was considered to be none insofar as the historical experience of the Company is very limited. As required by SFAS No. 123(R), the Company will adjust the estimated forfeiture rate based upon actual experience.

The Company recognized an expense of $107,695 and $245,150 for stock options and warrants earned during the twelve months ended December 31, 2008, respectively.

The following tables summarize all stock option grants as of December 31, 2008 and 2007, and the related changes during these periods are presented below.

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at December 31, 2006
Granted	783,000	$2.23
Exercised	-
Forfeited	-
Balance at December 31, 2007	783,000	2.23
Granted	-	-
Exercised	-
Forfeited	-
Balance at December 31, 2008	783,000	2.23
Options exercisable at December 31, 2008	585,083	$2.23
Weighted average fair value of options granted during 2008		-

Of the total options granted, 585,083 are fully vested, exercisable and non-forfeitable.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

The following tables summarize information about stock options for the Company at December 31, 2008 and 2007:

2008 Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$1.00 – 2.00	703,000	1.08	$2.20	505,083	$2.20
$2.01 – 3.10	80,000	1.89	$2.43	80,000	$2.43

2007 Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2007	Weighted Average Exercise Price
$1.00 – 2.00	703,000	2.09	$2.20	270,750	$2.20
$2.01 – 3.10	80,000	2.89	$2.43	65,000	$2.27

The following tables summarize all stock warrants granted as of December 31, 2008 and 2007, and the related changes during these periods are presented below.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at December 31, 2006	-
Granted	3,258,000	$2.00
Exercised	-
Forfeited	-
Balance at December 31, 2007	3,258,000	2.00
Granted
Exercised
Forfeited
Repriced	(2,715,000)	(2.00)
Repriced	2,715,000	0.43
Balance at December 31, 2008	3,258,000	0.53
Warrants exercisable at December 31, 2008	3,258,000	$0.53
Weighted average fair value of warrants granted during 2008		-

Of the total warrants granted, all 3,258,000 are fully vested, exercisable and non-forfeitable.

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008, 2007 AND 2006

The following tables summarize information about stock warrants for the Company at December 31, 2008 and 2007:

2008 Warrants Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$0.10 – 0.75	2,715,000	1.56	$0.43	2,715,000	$0.43
$2.00	543,000	2.42	$2.00	543,000	$2.00

2007 Warrants Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2007	Weighted Average Exercise Price
$2.00	3,258,000	2.71	$2.00	3,258,000	$2.00

NOTE 10- SUBSEQUENT EVENTS

January 20, 2008 the independent members of the Board of Directors upon the recommendation, of the Compensation Committee approved the reinstatement of the expense and salary reductions taken in the second and third quarter of 2008 for the four principals (Mr. Elgamal, Mr. Jamie Olmo-Rivas, Mr. Bland Chamberlain and Mr. Jose Chapa) of the Company.  In addition, 1,000,000 common share options were granted to Mr. Elgamal, and Mr. Jaime Olmo-Rivas.  The Board also approved a 10% raise, a onetime bonus of $18,000 and 800,000 common share options to Jim Longaker, CFO.

The Board also approved 250,000 common stock options each to the other two Principals, Mr. Chamberlain and Mr. Chapa and 100,000 common share options to each of the three independent board members.  The Board also approved the reinstatement of their compensation from 80% to 100%.

February, 2009, we reached an agreement with Coastal Surgical Assistants in   Virginia to join the Company.  The agreement becomes effective March 1, 2009.  The agreement gives the current owner $50,000 in cash upon execution, a salary, 50,000 shares of common stock and an incentive bonus based on profits.

 In March 2009, the $150,000 note at 15% interest to a related party with accrued interest was paid in full.

Item 1. Financial Information

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH Corp.)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

CONTENTS

PAGE	F-1	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

PAGE	F-2	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 (UNAUDITED) AND 2008 (UNAUDITED)

PAGE	F-3	CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

PAGE	F-4 – F-5	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 (UNAUDITED) AND 2008 (UNAUDITED)

PAGE	F-6 – F-14	NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	SEPTEMBER 30,	DECEMBER 31,
	2009	2008
ASSETS	(UNAUDITED)
CURRENT ASSETS
Cash and cash equivalents	$2,727,880	$431,731
Restricted cash	-	373,653
Accounts receivable, net	3,510,229	3,443,471
Advances to employees	35,415	13,100
Prepaid expenses and other current assets	30,411	4,708
TOTAL CURRENT ASSETS	6,303,935	4,266,663

PROPERTY AND EQUIPMENT, NET	39,477	55,697
HOSPITAL CONTRACT COSTS & NON-COMPETE, NET	25,167	-
TOTAL ASSETS	$6,368,579	$4,322,360

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$128,491	$186,059
Accrued income tax	245,514	31,234
Accrued salaries, bonuses & payroll taxes	1,221,356	483,615
Note payable, related party	-	150,000
Convertible Notes payable, net of unamortized discount
of $0 and $767,474	-	2,583,507
TOTAL CURRENT LIABILITIES	1,595,361	3,434,415

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, none issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares
authorized, 9,609,012 and 8,425,484 shares issued
and outstanding	9,609	8,425
Additional paid-in capital	3,595,050	3,295,226
Deferred compensation	(56,250)	(93,750)
Retained earnings (Accumulated deficit)	1,224,809	(2,321,956)
TOTAL STOCKHOLDERS' EQUITY	4,773,218	887,945

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,368,579	$4,322,360

See accompanying notes to condensed consolidated financial statements.

F-1

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THREE AND NINE MONTHS ENDING SEPTEMBER 30, 2009
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2009	2008	2009	2008
Revenues, net	$6,724,758	$3,072,479	$16,702,850	$7,678,077

Cost of revenues	2,198,857	1,810,510	6,115,198	5,302,845

GROSS PROFIT	4,525,901	1,261,969	10,587,652	2,375,232

OPERATING EXPENSES
General and Administration	317,829	291,429	1,496,391	1,090,429
Salaries	1,172,475	446,890	3,186,009	1,680,924
Rent	23,699	27,291	68,981	72,867
TOTAL OPERATING EXPENSES	1,514,003	765,610	4,751,381	2,844,220

NET INCOME ( LOSS) FROM OPERATIONS	3,011,898	496,359	5,836,271	(468,988)

Other income (expense)
Interest expense	-	(160,331)	(280,583)	(1,451,766)
Interest income	3,306	709	5,357	5,080
TOTAL OTHER INCOME (EXPENSE)	3,306	(159,622)	(275,226)	(1,446,686)
INCOME (LOSS) FROM OPERATIONS	3,015,204	336,737	5,561,045	(1,915,674)
(Provision for) benefit from income taxes	(1,052,734)	-	(2,014,280)	79,042

NET INCOME (LOSS)	$1,962,470	$336,737	$3,546,765	$(1,836,632)

Net income (loss) per share basic	$0.23	$0.04	$0.42	$(0.22)
Net income (loss) per share diluted	$0.17	$0.04	$0.40	$(0.22)

Weighted average number of shares
Outstanding during the period - basic	8,537,261	8,425,484	8,507,841	8,425,484
Outstanding during the period - diluted	11,275,979	8,425,484	8,938,964	8,425,484

See accompanying notes to condensed consolidated financial statements

F-2

AMERICAN SURGICAL HOLDINGS, INC.
(formerly ASAH Corp.)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDING SEPTEMBER 30, 2009
(UNAUDITED)

							Retained
					Additional		Earnings/	Total
	Preferred Stock		Common Stock		Paid-in	Deferred	(Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit)	Equity

Balances, December 31, 2008	-	$-	8,425,484	$8,425	$3,295,226	$(93,750)	$(2,321,956)	$887,945

Common Stock issued in acquisition		-	100,000	100	19,900	-	-	20,000
Deferred compensation	-	-	-	-	-	37,500	-	37,500
Options issued to officers	-	-	-	-	162,880	-	-	162,880
Options issued to employees	-	-	-	-	10,471	-	-	10,471
Options issued to directors	-	-	-	-	17,024	-	-	17,024
Stock issued for options	-	-	886,028	886	69,996	-	-	70,882
Stock issued for warrants	-	-	197,500	198	19,553	-	-	19,751
Net Income	-	-	-	-	-	-	3,546,765	3,546,765

Balances, September 30, 2009	-	$-	9,609,012	$9,609	$3,595,050	$(56,250)	$1,224,809	$4,773,218

See accompanying notes to condensed consolidated financial statements.

F-3

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR NINE MONTHS ENDING SEPTEMBER 30, 2009
(UNAUDITED)

	SEP. 30,	SEP. 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$3,546,765	$(1,836,632)
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation and amortization	61,054	30,116
Provision for uncollectible accounts	(19,000)	-
Amortization of deferred financing costs	-	322,521
Amortization of discount of convertible notes payable	131,493	571,435
Deferred compensation	37,500	37,500
Options issued for services	10,471	20,214
Options issued to officers	162,880	58,655
Options issued to directors	17,024	10,602
Value of warrants issued to note holders	-	245,150
Changes in operating assets and liabilities:
(Increase)Decrease in accounts receivable, net	(47,758)	(895,034)
(Increase) Decrease in advances to employees	(22,315)	(4,005)
(Increase) Decrease in prepaid expenses	(25,703)	12,889
(Increase) Decrease in FIT receivable	-	575,408
Increase (Decrease) in accounts payable and accrued expenses	(57,568)	(25,770)
Increase (Decrease) in accrued salaries & payroll taxes	737,741	280,521
Increase (Decrease) in accrued taxes	214,280	(95,471)
Net cash (used in) provided by operating activities	4,746,863	(691,901)

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) Decrease in restricted cash	373,653	(154,120)
Purchase of hospital contracts & non-compete	(50,000)	-
Purchase of property and equipment	-	(3,941)
Net cash provided by investing activities	323,653	(158,061)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable from related party	(150,000)	150,000
Issuance of common stock for options & warrants	90,633	-
Repayment of convertible notes payable	(2,715,000)	-
Net Cash used in financing activities	(2,774,367)	150,000

NET INCREASE (DECREASE) IN CASH	2,296,149	(699,962)
CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD	431,731	1,145,359

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,727,880	$445,397

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for income taxes	$1,800,000	$16,427
Cash paid for interest expense	$226,053	$423,716

SUPLEMENTAL NON-CASH DISCLOSURE
Stock issued in acquisition	$20,000	$-

See accompanying notes to condensed consolidated financial statements.

F-4

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(formerly ASAH Corp.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR NINE MONTHS ENDING SEPTEMBER 30, 2009
(UNAUDITED)
	Sept. 30, 2009	Sept. 30, 2008
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for income taxes	$1,800,000	$16,427
Cash paid for interest expense	$226,053	$423,716

SUPLEMENTAL NON-CASH DISCLOSURE
Stock issued in acquisition	$20,000	$-

See accompanying notes to condensed consolidated financial statements.

F-5

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying consolidated, condensed unaudited financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q under the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. The financial statements are presented on the accrual basis.

These financial statements should be read in conjunction with the Company’s audited financial statements and the accompanying notes included in the Company’s Form 10-K for the year ended December 31, 2008, filed with the SEC. The results of operations for the three and nine month periods ended September 30, 2009, are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year.

Organization

Through our wholly owned subsidiary, ASA, Inc. we provide professional surgical assistant services to patients, surgeons, and healthcare institutions. Our high quality services results in cost savings for patients, insurance carriers, hospitals, surgeons, and healthcare institutions without compromising the quality of patient care. We are certified by The Joint Commission, (Formerly Joint Commission on Accreditation of Healthcare Organizations (JCAHO).

Surgical assistants are highly skilled, fully trained professionals credentialed through an extensive process similar to that utilized to evaluate physicians. These assistants are an integral part of the surgical team and they provide their services to surgeons and their patients. These services include, but are not limited to; identification of anatomical landmarks, securing blood vessels, recognizing pathological situations and providing and securing adequate, safe and proper assistance in exposure of the operative field, closure of the surgical wound, and the application of casts and dressings. They also perform other duties within the scope of their professional license as instructed or delegated by the operating surgeon. ASA surgical assistants are trained in general surgery, obstetrics, gynecology, orthopedic surgery, plastic surgery, urology, cardiovascular surgery, neurosurgery and other surgical disciplines. ASA’s recruiting strategies are designed to attract and retain surgical assistant professionals from both domestic and international sources.

We market our services to hospitals, surgeons and healthcare facilities. Presently, we provide service in Houston, San Antonio and Corpus Christi, Texas, Lawton, Oklahoma and Suffolk, Virginia. We plan to extend our services to other healthcare facilities in Texas and ultimately, we plan to offer our services throughout the country.

Our business model is designed to accommodate various modalities to suit our licensed and/or certified professionals to work either as full time salaried employees, hourly employees or independent contractors. Currently, we have a total of eighty three (83) surgical assistants, of which sixty eight (68) are full or part time employees and fifteen (15) are independent contractors. We also have twenty (20) full time administrative and billing employees.

Basis of Financial Statement Preparation

These unaudited condensed consolidated financial statements of American Surgical Holdings, Inc., and its subsidiaries should be read in the context of the consolidated financial statements and notes thereto filed with the Securities and Exchange Commission in the Company’s  2008 Annual Report on Form 10-K.  In the opinion of the Corporation, the information furnished herein reflects all known accruals and adjustments necessary for a fair statement of the results for the periods reported herein.  All such adjustments are of a normal recurring nature. Intercompany transactions and balances have been eliminated.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity at acquisition of three months or less to be cash equivalents.

F-6

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include revenue recognition, the allowance for doubtful accounts, and share-based compensation. These estimates have the potential to have a significant impact on our financial statements, either because of the significance of the financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature.

Income taxes

The Company records deferred taxes in accordance with FASB Accounting Standards Codification No. 740, Income Taxes. The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based compensation

The Company accounts for its stock-based compensation under the provisions of FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No 718, the Company is permitted to record expenses for stock options and other employee compensation plans based on their fair value at the date of grant. Any such compensation cost is charged to expense on a straight-line basis over the periods the options vest. If the options had cashless exercise provisions, the Company utilizes variable accounting.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by FASB Accounting Standards Codification No. 718, which is measured as of the date required by FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees. In accordance with FASB Accounting Standards Codification No. 505, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the valuation date, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Expected dividend yield was considered to be $0 in the option pricing formula since the Company does not pay dividends and has no current plans to do so in the future. Expected volatility is based on the Company’s historical experience. The forfeiture rate was considered to be none insofar as the historical experience of the Company is very limited. As required by FASB Accounting Standards Codification No. 718, the Company will adjust the estimated forfeiture rate based upon actual experience.

The Company recognized a fair market value of $190,375 for stock options earned for the nine months ended September 30, 2009.

F-7

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF SEPTEMBER 30, 2009
(UNAUDITED)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB Accounting Standards Codification No. 260, Earnings Per Share. FASB Accounting Standards Codification No 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. The Company’s outstanding stock options were 3,618,972 and warrants were 3,060,500 on September 30, 2009. 1,463,356 options and 3,060,000 warrants were excluded from the computation of diluted earnings per share on September 30, 2009 since their effect remains anti-dilutive. The Company’s outstanding stock options and warrants of 4,541,000 on September 30, 2008 were excluded from the computation of diluted earnings per share since their effect remains anti-dilutive.

F-8

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF SEPTEMBER 30, 2009
(UNAUDITED)

The following table sets forth the computation of basic earnings per share

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss) for the period	$1,962,470	$336,737	$3,546,765	$(1,836,632)

Weighted average number of shares
outstanding	8,537,261	8,425,484	8,507,841	8,425,484

Basic earnings per share	$0.23	$0.04	$0.42	$(0.22)

The following table sets forth the computation of diluted earnings per share

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss) for the period	$1,962,470	$336,737	$3,546,765	$(1,836,632)

Adjusted net income (loss)	$1,962,470	$336,737	$3,546,765	$(1,836,632)

Weighted average number of shares
outstanding	8,537,261	8,425,484	8,507,841	8,425,484

Diluted warrants and options	2,738,718	-	431,123	-

Weighted average number of common
and common equivalent shares	11,275,979	8,425,484	8,938,964	8,425,484

Diluted earnings (loss) per share	$0.17	$0.04	$0.40	$(0.22)

F-9

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF SEPTEMBER 30, 2009
(UNAUDITED)

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

Revenue Recognition

The Company recognizes its revenue over the period the service is performed in accordance with FASB Accounting Standards Codification No, 605, Revenue Recognition. In general, FASB Accounting Standards Codification No. 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services rendered, (3) the fee is fixed and determinable and (4) collectability is reasonably assured.

Service Fees, net are recorded based on established billing rates less estimated discounts for insurance reimbursements and patient payments. Management also uses historical collection data to assure the collectability of the resulting accounts receivable. No revenue is recorded for services performed for patients covered by Medicare and/or Medicaid.

Established billing rates are not the same as actual pricing. They generally do not reflect what the Company is ultimately paid and therefore are not displayed in our Consolidated Statements of Operations. The Company is typically paid amounts based on individual insurance company rate of discount.

The Company also recognizes Contract Fee Revenue billed under contracts with hospitals for providing around the clock On-Call coverage.  These fees are billed on a monthly basis throughout the respective contract period as services are rendered.

Allowance for Doubtful Accounts

The Company generally provides for an allowance against accounts receivable for amounts that may become uncollectible whereby such receivables are reduced to their estimated net realizable value. The Company estimates this allowance based on the aging of our accounts receivable, our historical collection experience, and other relevant factors. There are various factors that can impact the collection trends, such as changes in the number of uninsured patients, the increased burden of co-payment to be made by patients, and insurance and business practices related to collection efforts. These factors continuously change and can have an impact on collection trends and our estimation process.

The Company evaluates the collectability of its receivables at least quarterly using various factors including the financial condition and payment history on patient accounts, an overall review of collections experience on accounts, and other economic factors or events expected to affect the Company’s future collections experience.

As part of the evaluation discussed above concerning Revenue generated from Service Fees and the appropriate Collection Percentage, the Company determined that an allowance was necessary for the period ending September 30, 2009 in the amount of $275,000 compared to $210,000 on December 31, 2008. This allowance is for estimated charge backs.

Long-Lived Assets

Long-lived assets and certain identifiable assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.  If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.   As of September 30, 2009, the Company did not record any impairment of its long lived assets.

Identifiable Intangible Assets

Intangible assets are stated at cost net of accumulated amortization and impairment.  Intangible assets other than goodwill are amortized over estimated useful lives.  Hospital contracts are amortized over the life of the agreements, which is 6 months to 14 months.  The non compete agreement is amortized over the life of the agreement of one year.   As of September 30, 2009, the Company has recognized $ 44,833 of amortization expense related to the intangible assets.

F-10

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
( F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF SEPTEMBER 30, 2009
(UNAUDITED)

Recent Accounting Pronouncements

In June 2009, the FASB issued FASB Accounting Standards Codification No. 105, GAAP.  The Codification will be the single source of authoritative U.S. generally accepted accounting principles.  The Codification does not change generally accepted accounting principles, but is intended to make it easier to find and research issues.  The Codification introduces a new structure that takes accounting pronouncements and organizes them by approximately 90 accounting topics.  The Codification is effective for interim and fiscal years ending after September 15, 2009.  We adopted the Codification on July 1, 2009.  The adoption of this statement did not have a material effect on our financial statements but did change our reference to generally accepted accounting principles beginning in the third quarter of 2009.

In June 2009, the FASB issued FASB Accounting Standards Codification No. 860, Transfers and Servicing, and FASB Accounting Standards Codification No. 810, Consolidation, which change the way entities account for securitizations and special-purpose entities.   The new standards eliminate existing exceptions, strengthen the standards relating to securitizations and special-purpose entities, and enhance disclosure requirements.  Both of these statements are effective for fiscal years beginning after November 15, 2009.  The adoption of these statements will not have a material effect on our financial statements.

NOTE 2 BUSINESS ACQUISITIONS

During February, 2009, we reached an agreement with a surgical assistant corporation, to join the Company. The agreement became effective March 1, 2009.  The agreement entitles the then owner to $50,000 in cash upon execution and an incentive bonus based on profits, an annual base salary of $117,000, 50,000 shares of common stock, and 50,000 shares of restricted shares to be vested on the first anniversary of the closing date.

Purchase Price	$70,000

Non Compete Agreement	$10,000
Hospital Contract	60,000
$70,000

F-11

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
( F/K/A ASAH Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF SEPTEMBER 30, 2009
(UNAUDITED)

NOTE 3 – EQUITY

Stock Options and Warrants

The fair market value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

Expected Life	3 to 5 years
Interest Rate	2.25% to 4.25%
Dividend Yield	$0
Volatility	28% To 280%
Forfeiture Rate	0

Expected life represents the period of time that options are expected to be outstanding and is based on the Company’s historical experience or the simplified method, as permitted by FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation where appropriate. The risk-free interest rate is based on U.S. Treasury interest rates at the time of the grant whose term is consistent with the expected life of the stock options.

Expected dividend yield was considered to be $0 in the option pricing formula since the Company does not pay dividends and has no current plans to do so in the future. Expected volatility is based on the Company’s historical experience. The forfeiture rate was considered to be none insofar as the historical experience of the Company is very limited. As required by FASB Accounting Standards Codification No. 718, the Company will adjust the estimated forfeiture rate based upon actual experience.

The Company recognized an expense of $190,375 for stock options earned during the nine months ended September 30, 2009.

The following tables summarize all stock option grants as of December 31, 2008 and September 30, 2009, and the related changes during these periods are presented below.

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at December 31, 2008	783,000	$2.33
Granted	3,850,000	0.08
Exercised	886,028	.08
Forfeited	128,000	2.00
Balance at September 30, 2009	3,618,972	0.50
Options exercisable on September 30, 2009	600,616	$2.40
Weighted average fair value of options granted during 2009		$0.08

F-12

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

The following tables summarize information about stock options for the Company at September 30, 2009 and December 31, 2008:

September 30, 2009 Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2009	Weighted Average Exercise Price
$0.08	2,963,972	2.31	$0.08	0	$0.08
$2.00 – 2.20	125,000	0.51	$2.13	113,082	$2.13
$2.21 – 3.10	530,000	0.37	$2.46	487,534	$2.46

December 31, 2008 Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$2.00 – 2.20	253,000	2.31	$2.06	221,750	$2.04
$2.21 – 3.10	530,000	1.12	$2.46	363,333	$2.48

The following tables summarize all stock warrants granted the end of December 31, 2008 and September 30, 2009, and the related changes during these periods are presented below.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at December 31, 2008	3,258,000	0.69
Granted	-
Exercised	197,500	0.10
Forfeited	-
Balance at September 30, 2009	3,060,500	0.68

Warrants exercisable at September 30, 2009	3,060,500	0.68
Weighted average fair value of warrants granted during 2009		-

All 3,060,500 warrants are fully vested, exercisable and non-forfeitable.

The following tables summarize information about stock warrants for the Company at September 30, 2009 and December 31, 2008:

September 30, 2009 Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2009	Weighted Average Exercise Price
$0.10 – 0.75	2,517,500	0.81	$0.45	2,517,500	$0.45
$2.00	543,000	1.67	$2.00	543,000	$2.00

F-13

AMERICAN SURGICAL HOLDINGS, INC. AND SUBSIDIARIES
(F/K/A ASAH, CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

December 31, 2008 Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$0.10 – 0.75	2,715,000	1.56	$0.43	2,715,000	$0.43
$2.00	543,000	2.42	$2.00	543,000	$2.00

NOTE 4 COMMITMENTS:

The Executive Employment Agreements of both Mr. Elgamal and Mr. Olmo-Rivas were updated as of June 1, 2009.  With an effective date of January 1, 2009 for an initial term of ten years, to be renewed as per terms of the Agreement, a quarterly bonus based on percentage of increase in the annual revenue, year over year, which replaces the annual bonus that was in the previous Agreements, and a bi-annual increase of 5% with the first raise taking place on the first anniversary of the effective date. There were no changes to any of the remaining sections of the agreements.

NOTE 5 SUBSEQUENT EVENTS

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through November 5, 2009, the date the financial statements were issued.

On October 21, 2009, the Company exchanged 95,000 ten cent warrants to restricted common stock.

The Company on November 5, 2009 received a request from a former note holder to convert 50,000 warrants into 42,411 shares of common stock under the cashless exercise provision in the warrants.

F-14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our Business

We were incorporated in the State of Delaware under the name Renfrew, Inc. on July 22, 2003 as a blank check company as defined under Rule 419 of the Securities Act. On August 2, 2005, we filed Articles of Amendment with the State of Delaware changing our name to ASAH Corp. and on January 9, 2007, we filed Articles of Amendment with the State of Delaware changing our name to American Surgical Holdings, Inc.

Pursuant to a Stock Purchase Agreement and Share Exchange between us and American Surgical Assistants, Inc. dated October 10, 2005, we acquired all the shares of American Surgical Assistants, Inc., a Texas corporation, from Zak Elgamal and Jaime Olmo-Rivas. As a result of, and in consideration for, the issuance of our common stock, American Surgical Assistants, Inc. became our wholly owned subsidiary.

We had operated as a blank check company until the merger in October 2005 and the purpose for this reorganization with American Surgical Assistants, Inc. was to obtain an operating company which we believed had a successful business plan.

Through American Surgical Assistants, Inc., we provide professional surgical assistant services to patients, surgeons and healthcare institutions.

In 2006 we incorporated our other subsidiary, ATS Billing Services, Inc. (ATS) to provide HIPAA-compliant billing and collection services for healthcare industry professionals.  This function was transferred to ASA in 2008.  ATS is currently dormant.

In January 2007, the Company completed a 1 for 2 common stock consolidation and in April 2007 the Company completed a 1 for 1.75 common stock consolidation. All share and per share amounts have been retroactively restated for the both the 1 for 2 and the 1 for 1.75 stock consolidations.

EXECUTIVE SUMMARY

The Company’s revenue and net income improved in the nine months ended September 30, 2009 over the same period in 2008.  Sales have more than doubled in the period this year over the same period last year.  Cash provided from operations for the nine months ended September 30, 2009 was $4,746,863 on $16,702,850 of sales which allowed the Company to pay off approximately $2,900,000 of debt. As of September 30, 2009 the Company had no outstanding notes payable.  Additionally, the Company generated a net income of 21% for the nine months ended September 30, 2009 in comparison to a net loss of 24% in the nine months ended September 30, 2008.   One of the reasons for the improved performance is the Company has made improvements in billing and appealing rejected claims.  The Company has increased its collection per procedure during 2009. As of September 30, 2009, the Company has collected approximately $2,300,000 in additional revenue related to 2008 services and an additional $1,250,000 for services performed as of June 30, 2009.  This increase in collections was above the Company’s historical collection rate and the Company continues to aggressively pursue reimbursement of rejected claims.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2008

Revenue

The net revenue for the three months ended September 30, 2009 was $ 6,724,758 compared to $ 3,072,479 for the three months ended September 30, 2008.   The net revenue for the quarter was approximately $ 4,700,000 for the three months before adjustments.  The Company recorded an additional $675.000 of net revenue from the aggressive collections of 2008 receivables.  The additional money was over and above the receivables as of December 31, 2008.  The Company also realized increase net revenue from the first quarter receivables of approximately $340,000 and second quarter receivables of approximately $850,000.  The result was net revenue of $6,724,758.

The Company continues to expand its business.  We started coverage in two facilities in the Commonwealth of Virginia during the first quarter of 2009.  During the fourth quarter of 2009 we will begin coverage in an additional facility in Corpus Christi.   We are attempting to open the market in two major cities in Texas.  In the fourth quarter we will have three assistants in San Antonio and two in Dallas, Texas.

Cost of Revenue

Our cost of revenue significantly improved in 2009 compared to 2008.  The cost of revenue was $2,198,857 on $6,724,758 of revenue for the three months ended September 30, 2009 as compared to a cost of $ 1,810,510 on $ 3,072,479 of revenue for the three months ended September 30, 2008.  This is a cost of revenue of 33% in 2009 versus 59% in 2008.  A significant improvement which is mainly due to increased procedures, better revenue per procedure, and significantly better utilization of the available human resources and manpower.

Gross Profit

The Company generated a gross profit of 67% for the three months ended September 30, 2009 in comparison to 41% over the same period ended September 30, 2008.   This improvement is mainly due to steps taken by management in 2008 and 2009 to improve revenue per procedure, improved collections and an increase in the number of procedures performed by our staff.

Operating Expenses

Total operating expenses during the third quarter of 2009 were $1,514,003 compared to $765,610 during the third quarter of 2008, an increase of $748,393 a 98% increase.  The expenses other than salaries and bonuses are in line with last year.  The Company’s general and administrative expenses were 9% or $ 26,400 higher than last year.  Salaries had the largest increase of 162% or $725,585 over last year.  During the second quarter of 2008 management volunteered to accept reductions in salary ranging from 20% to 30% on both expenses and salaries.  The compensation committee reinstated the salaries and expenses to the former level in January 2009.  In addition, the Company has almost doubled the size of its billing staff to handle the increase production.  Finally, the board recommended a bonus to three of the Principals of $350,000.  The lease of the office space had a small increase due to the annual “cost of living” increase.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2008

Revenue

Our net revenue increased to $ 16,702,850 for the nine months ended September 30, 2009 from $ 7,678,077 for the nine months ended September 30, 2008, an increase of $ 9,024,773 or 118% from 2008 to 2009.  The measures implemented by management in the latter part of 2007 and all through 2008 and 2009 have increased the revenue per procedure, and increased the number of procedures performed by our assistants.   The increased emphasis on collecting receivables has resulted in additional revenue from 2009 procedures and additional revenue from 2008 receivables that were collected over the original estimate at December 31, 2008.  The Company experienced approximately $2,300,000 of additional revenue from collections of 2008 receivables in 2009.  The net revenue in the first nine months of 2008 was depressed due to underpaying contracts with certain carriers.  These contracts are no longer in place in 2009.

Cost of Revenue

Our cost of revenue increased to $ 6,115,198 for the nine months ended September 30, 2009 from $ 5,302,845 for the nine months ended September 30, 2008, an increase of $ 812,353.   This represents a 15% increase over last year which is a much smaller increase in comparison to the increase of 118% in net revenue.  Cost cutting measures implemented by management in the latter part of 2007, and all through 2008 have increased the revenue per procedure, and increased the number of procedures performed by our assistants.

Gross Profit

Our gross profit was $ 10,587,652 for the nine months ended September 30, 2009 as compared to $ 2,375,232 over the same period ended September 30, 2008, an increase of $ 8,212,420 or 346%.   This is the result of an increase in net revenue equal to 118% and a cost of sales increase of 15% for the nine months ended September 30, 2009 over the nine months ended September 30, 2008.

Operating Expenses

Our total operating expenses for the nine months ended September 30, 2009 were $ 4,751,381 compared to $ 2,844,220 during the nine months ended September 30, 2008, an increase of 67% or $1,907,161.  The entire increase occurred in the second and third quarter of 2009 and was due mainly to bonuses and reinstatement of 2008 pay cuts for management.

Operating Results as a Percentage of Net Revenue

The Table below provides a brief recap of operating results for the three months and nine months ended September 30, 2009 and 2008 expressed as a percentage of net revenue.

	For three months ending		For nine months ending
	SEPTEMBER 30		SEPTEMBER 30
	2009	2008	2009	2008

Revenues, net	100%	100%	100%	100%

Cost of Revenue	33%	59%	37%	69%

Gross Profit	67%	41%	63%	31%

Operating Expenses	22%	25%	28%	37%

Net Income (Loss) from Operations	45%	16%	35%	(6%)

Other (Expense) Income	-	(5%)	(2%)	(19%)

Income (Loss) from Operations	45%	11%	33%	(25%)

Provision for Income Taxes	(16%)	0%	(12%)	1%

Net Income (Loss)	29%	11%	21%	(24%)

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2009, the Company had $ 2,727,880 in cash and cash equivalents on hand compared to $431,731 on hand on December 31, 2008.  Our working capital (defined as current assets less current liabilities) at September 30, 2009 was $4,708,574 compared to $832,248 on December 31, 2008.

Our operating activities provided cash in the amount of $ 4,746,863 for the nine months ended September 30, 2009 compared to cash used in operations of $ 691,901 for the same period in 2008.  The five major factors influencing the increase in cash provided from operating activities were:  (1) The Company cancelled all contracts with carriers in the first and second quarter 2008. (2) Net revenue for the first nine months of 2009 was more than twice the net revenue in 2008 (3) The collection of approximately $2,300,000 of old receivables, (4)  Improved collections on 2009 receivables and (5) the Company signed an agreement with two third party facilitator to streamline collections.

Critical Accounting Policies

The Company’s significant accounting policies are summarized in Note 1 of the Company’s Condensed Consolidated Financial Statements included herein. Policies determined to be significant are those policies that have the greatest impact on the Company’s financial statements and require management to use greater degree of judgment and estimates.

Actual results may differ from those estimates. Management believes that given the current facts and circumstances, it is unlikely that applying any other reasonable judgment or estimate methodologies would cause effect on the Company’s consolidated results of operation or financial position and liquidity for the periods presented in this report.

The preparation of financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Significant estimates include revenue recognition, the allowance for doubtful accounts and share based compensation.  These estimates have the potential to have a significant impact on the Company’s financial statements, either because of the significance of the financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events what are continuous in nature.

Recent Accounting Pronouncements

In June 2009, the FASB issued FASB Accounting Standards Codification No. 105, GAAP.  The Codification will be the single source of authoritative U.S. generally accepted accounting principles.  The Codification does not change generally accepted accounting principles, but is intended to make it easier to find and research issues.  The Codification introduces a new structure that takes accounting pronouncements and organizes them by approximately 90 accounting topics.  The Codification is effective for interim and fiscal years ending after September 15, 2009.  We adopted the Codification on July 1, 2009.  The adoption of this statement did not have a material effect on our financial statements but did change our reference to generally accepted accounting principles beginning in the third quarter of 2009.

In June 2009, the FASB issued FASB Accounting Standards Codification No. 860, Transfers and Servicing and FASB Accounting Standards Codification No. 810, Consolidation, which change the way entities account for securitizations and special-purpose entities.   The new standards eliminate existing exceptions, strengthen the standards relating to securitizations and special-purpose entities, and enhance disclosure requirements.  Both of these statements are effective for fiscal years beginning after November 15, 2009.  The adoption of these statements will not have a material effect on our financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Revenue Recognition

We generate revenue largely from patient claims submitted to and reimbursed to us by insurance carriers.  The total claims we submit to carriers are referred to as “Total Charges.”  The average percentage of the Total Charge actually paid by insurance companies for surgical assistant services is referred to as the “Collection Percentage.”  The Collection Percentage is based on the standard percentage of the billed amount each carrier pays for a certain procedure and varies by carrier, procedure, and any contractual commitments between us and the carrier.  The Total Charges multiplied by the Collection Percentage results in our actual service fees received.

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2007

Revenue:

Revenues increased  to $11,279,511  for the twelve months ended December 31, 2008 from $8,964,057  for the twelve months ended December 31, 2007 an increase of $2,315,454 over the revenue  for 2007   This amounts to a 26% increase in revenue.  The increase is due to a number of factors which are difficult to quantify, however, they can be listed in management’s opinion in order of importance:

•	The cancellation of the Aetna, Blue Cross, and Humana contracts.
•	15% increase in billable procedures in 2008 versus 2007
•	Additional surgical procedures per surgical assistant. The Company’s surgical assistant’s staff did not materially change in 2008 from 2007. Thus greater utilization of the available workforce.
•	Improved billing procedures including conversion to electronic billing whenever possible
•	We received a settlement from a dispute we had with an insurance company in the amount of $98,000 net to the company after attorney’s fees.

The bulk of the increase occurred after May 15, 2008 when the Aetna contract was cancelled. The trend is positive and management expects this to continue in 2009.

Cost of Revenue:

Cost of revenue increased to $ 6,977,986 for the twelve months ended December 31, 2008 from $ 6,660,552 for the twelve months ended December 31, 2007, an increase of $ 317,434.   The increase is relatively small, 5% in comparison to the 26% increase in revenue.  The action items management put into place the latter part of 2007 and during 2008 have allowed the company to make more money per procedure, and to increase the number of procedures with little to no increase in surgical assistant staff which results in a lower cost of revenue in comparison to the increase in revenue

In 2008, we added new hospitals in Houston; however, we continued to monitor the staffing needs we have by reassigning some of the full time salaried assistants to contract or PRN status.  This allows us to more effectively manage our cost of labor while efficiently utilizing the salaried assistants and using the part time or PRN (Pro Re Nata) assistants to fill in only as needed.  Management continually monitors staffing and compensation needs in order to maximize the utilization and efficiency of the surgical assistants.

Gross Profit:

Gross profit increased to $ 4,301,525 for the twelve months ended December 31, 2008 from $ 2,303,505 for the twelve months ended December 31, 2007, an increase of $1,998,020. The gross profit improved dramatically in the second half of the year after the Aetna contract was cancelled.  The gross profit for the first half of 2008 was $1,174,913 and the second half was $3,126,612for a total of $4,301,525 for the fiscal year 2008.  The trend is positive and management expects this to continue in 2009.

Operating Expenses:

Management has cut expenses and kept the same number of surgical assistants as last year. In addition, the four principals and the Board of Directors took a 20% reduction in compensation and expenses beginning in May of 2008. The end of July 2008, the four principals took an additional 10% reduction in salaries. This along with other measures such as reducing the number of consultants has reduced operating expenses. Operating expenses for the twelve months ended December 31, decreased to $ 3,819,470 from $ 4,974,061 for the twelve months ended December 31, 2007 representing a decrease of $ 1,154,591. The two main categories of operating expenses are 1) general and administrative and 2) salaries. General and administrative for the twelve months ended December 31, 2008 decreased to $ 1,710,354 from $ 2,393,716 for the twelve months ended December 31, 2007 representing a decrease of $ 683,362 or 29%. Salaries followed the same trend. Salaries for the twelve months ended December 31. 2008 decreased to $ 2,011,126 from $ 2,500,164 for the twelve months ended December 31, 2007 representing a decrease of $ 489,038 or 20%.

Interest Expense:

Interest expense for the year ended December 31, 2008 was $ 1,623,749 compared to $ 1,474,048 in the year ended December 31, 2007. Included in interest expense for the year ended December 31, 2008 is $420,097 of interest accrued at 15% on the face amount of both the convertible notes payable of $2,715,000 and the note payable- related party dated June 2008 in the amount of $150,000.   $ 881,131 related to the accretion of the discount on the Notes, and $ 322,521 of amortization of the deferred financing costs.  For the year ended December 31, 2007 interest expense was comprised of $219,721 of interest accrued at 15% on the face amount of the convertible notes payable of $2,715,000, $863,632 related to the accretion of the discount on the Notes, and $390,695 of amortization of the deferred financing costs.  Interest expense as a result increased    $ 149,701 in 2008 over the fiscal year 2007.  Eighty percent (80%) of the interest expense occurred in the first six months of 2008.

Income Tax Expense:

We recorded an income tax benefit in 2008 in the amount of $ 47,808 compared to an income tax benefit of $ 1,022,848 for the twelve months ended December 31, 2007. Additional benefits will be utilized in future years to offset income required to be recognized by us under IRC section 481, relating to a mandated change of method from the cash to accrual basis for tax return filing purposes. The Company has a $508,590 loss carry forward at the end of December 2008. The Section 481 (a) adjustment is over a three year period with 2009 being the last year. This adjustment is $600,424 and this is applied to the loss carry forward which will result in taxable income effective January 1, 2009 of $91,864 or $31,244 of taxes payable. This payable is shown as deferred income tax on the balance sheet as of December 31, 2008.

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2007 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2006

Revenue:

Revenues decreased to $8,964,057 for the twelve months ended December 31, 2007 from $10,191,447 for the twelve months ended December 31, 2006 a decrease of $1,227,390. Revenues for 2007 were negatively affected by the signing of a contract with Aetna and the charge backs deducted by United.  These matters were discussed previously under Risk Factors and Revenue Recognition.

Cost of Revenue:

Cost of revenue increased to $6,660,552 for the twelve months ended December 31, 2007 from $5,509,898 for the twelve months ended December 31, 2006, an increase of $1,150,654. This increase was primarily attributable to the increase in professional contract services, salaries and related payroll cost paid to the surgical assistants in the amount of $1,101,788. We also experienced an increase in insurance, telephone, and other direct costs incurred by the surgical assistants as they perform their duties.  These increases were partially offset by a reallocation and reclassification of some of the salaries and other costs associated with the four principals.  In 2007, the principals devoted a significant amount of their time to management duties and less time was spent by them performing surgical assistant duties.  As a result, a higher percentage of their attendant costs were reallocated from cost of revenue to operating expenses.

In 2007, we added a number of full time salaried surgical assistants in anticipation for the then planned expansion. At that time, we had a number of prospects for acquisitions, and targets for new hospitals to sign contracts in Houston that looked favorable.  With further due diligence, these projects did not materialize which meant we were overstaffed in surgical assistants. As a result of the added assistants, compensation and other related direct costs associated with the surgical assistants increased as discussed above.  We have been addressing and continue to address and monitor this matter by reassigning some of the full time salaried assistants to contract or PRN status.  This allows us to more effectively manage our costs while efficiently utilizing the salaried assistants and using the part time or PRN (Pro Re Nata) assistants to fill in only as needed.  Management continually monitors staffing and compensation needs in order to maximize the utilization and efficiency of the surgical assistants.

Gross Profit:

Gross profit decreased to $2,303,505 for the twelve months ended December 31, 2007 from $4,681,549 for the twelve months ended December 31, 2006, a decrease of $2,378,044. Our gross margin decreased due to decreased reimbursements from a major insurance carrier and charge backs from another carrier.

Operating Expenses:

Operating expenses for the twelve months ended December 31, 2007 increased to $4,974,061 from $3,080,625 for the twelve months ended December 31, 2006, representing an increase of $1,893,436. The increase was due in part to additional management and administrative costs (approximately $840,000), the hiring of outside consultants to assist us in our transition to being a public company (approximately $800,000) and the retention of the initial outside Board of Directors (approximately $250,000).  Now that we have been a public company for more than one and a half years we are no longer relying on consultants for transition purposes and in the future consultants will be used sparingly.

Interest Expense:

Interest expense for the year ended December 31, 2007 was $1,474,048, compared to $150 in the year ended December 31, 2006. Included in interest expense for the year ended December 31, 2007 is $219,721 of interest accrued at 15% on the face amount of the convertible notes payable of $2,715,000, $863,632 related to the accretion of the discount on the Notes, and $390,695 of amortization of the deferred financing costs.

Income Tax Expense:

We recorded an income tax benefit in 2007 in the amount of $1,022,848 compared to an income tax expense of $651,846 for the twelve months ended December 31, 2006. We anticipate a Federal income tax refund of approximately $575,000 based on the net operating loss generated in 2007 and carried back to 2006.  Additional benefits will be utilized in future years to offset income required to be recognized by us under IRC section 481, relating to a mandated change of method from the cash to accrual basis for tax return filing purposes.  Our future cash flow will be affected by the reversal of temporary income tax deferrals.

Contractual Obligations

The following table summarizes the payments due under contractual obligations as of December 31, 2008:

						TOTAL
	2009	2010	2011	2012	2013	THEREAFTER
Executive Officers (1)	$1,490,194	$1,370,800	$1,128,800	$1,128,800	$1,128,800	$2,727,933

Senior Consultants (2)	826,708	498,667	-	-	-	-

Consultants (3)	12,000	-	-	-	-	-

Operating Leases (4)	101,800	105,012	106,152	-	-	-

Convertible Note Payable (5)	2,715,000	-	-	-	-	-

TOTAL	$5,145,702	$1,974,479	$1,234,952	$1,128,800	$1,128,800	$2,727,933

Note 1 - Mr. Elgamal, CEO, and Mr. Olmo-Rivas, executive directors of the Company, are each entitled to receive annual cash compensation of $564,400 plus health, disability and life insurance coverage pursuant to Ten year employment agreements as CEO of American Surgical Holdings and Vice president of ASA respectively, entered into on May 1, 2006 ending 2016. James A. Longaker, CFO, was hired in November 2007 at an annual salary of $120,000 ending November 2009.

The Company renewed, amended and revised Ten year service agreements with corporations owned by Mr. Elgamal and Mr. Olmo-Rivas. The agreements automatically renew at maturity unless cancelled by either party with sixty days written notice. The corporations were each paid a monthly expense fee of $11,000 during 2007. Each agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discounted price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Elgamal and Mr. Olmo-Rivas have waived their rights to the options under the agreements for the years ended December 31, 2007, and 2006. These agreements also include an annual bonus to each valued at 2% of the increase, year over year, of the gross revenue of the company to be paid during the first quarter of the current fiscal year for the increase in gross revenue  in the prior year. Mr. Elgamal and Mr. Olmo have waived the right to this bonus for the years ending December 31, 2007 and 2006. The employment agreements for Mr. Elgamal and for Mr. Olmo-Rivas include an early termination provision that proscribes a contract termination payment to either officer equal to $3,000,000 if the Company terminates their service agreements without cause or for a cause that is less than a conviction of a federal felony prior to the expiration date, as renewed.

Note 2 - In November 2005, Mr. Chamberlain and Mr. Chapa, senior consultants to the Company, entered into employment agreements and consulting agreements between the Company and corporations owned by them individually. Pursuant to these multiple agreements, Mr. Chamberlain and Mr. Chapa are each entitled to receive an annual combined cash compensation of $344,000 for the employment agreement and the consulting agreements plus health and disability insurance coverage.

In addition, their corporations are paid a monthly consulting fee of $6,000 each. Each consulting agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discount price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Chamberlain and Mr. Chapa have waived their rights to the options under the agreements for the years ended December 31, 2007 and 2006.  The consulting agreements include an early termination provision that proscribe a contract termination payment to either shareholder equal to $3,000,000 if the Company terminates their service agreements without cause prior to the expiration date.

Note 3 - The Company had one consultant whose contract expires on April 30, 2009.  The agreed amount is $3,000 a month. This contract will not be renewed

Note 4 - See the discussion regarding the Company’s leased office space at Item 2 above.

Note 5 - In May 2007, the Company began offering for sale a limited number of Units pursuant to a Private Placement Memorandum (“PPM”).  Each Unit consisted of (i) a one year 15% interest bearing unsecured promissory note in the principal amount of $100,000 and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the Warrants”).  The notes were extended on July 23, 2008 to December 31, 2009.

The first 12.30 Units, in the principal amount of $1,230,000 plus accrued interest of $187,575 matures on June 7, 2008.  The second 14.85 Units in the principal amount of $1,485,000 plus accrued interest of $226,462 matures on July 2, 2008.   In July 2008, the original notes were renegotiated with half due in March of 2009 and the other half would be automatically extended to December 2009 upon payment of the March 31, 2009 principal balance. One half was paid in March 2009 with the other half due December 2009

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

We had cash on hand of $431,731 at December 31, 2008 compared to $1,145,359 at December 31, 2007, a decrease of $713,628. Our working capital (defined as current assets less current liabilities) at December 31, 2008 was $832,247 compared to $584,849 at December 31, 2007. The cash at December 31, 2008 does not include the restricted cash of $373,653 which will be used to pay down the note at March 31, 2009. In addition, the Company’s cash position has improved each quarter. Below per the internal records rounded to the nearest $50,000 are our average monthly collections per quarter in 2008.

1st Quarter	$650,000
2nd Quarter	$700,000
3rd Quarter	$900,000
4th Quarter	$1,050,000

Our collections are increasing each quarter and the Company made a net income from operations in the third and fourth quarters.  Management is pleased with the improvement in cash collections and expects this upward trend to continue.

Accounts receivable increased $ 1,271,563 from the year before, our collections have improve in 2008 as compared to 2007.  The increase is due mainly to increase sales in the fourth quarter and receiving more money per procedure.  The cancellation of the Aetna, Humana and Blue Cross contracts have improved collections.

Our accounts payable decreased by $219,034 at December 31, 2008, over the balance from the year before.  Our cash flow has improved in the fourth quarter and we are paying our bills upon receipt.

Operating Activities

Operating activities used $483,930 of cash during 2008 compared to cash used in operations of $ 2,543,817 for the twelve months ended December 31, 2007.

The net loss for the year of $1,087,976 includes noncash items in the amount of $ 1,351,403.  These non cash items included the fair value assigned to the stock, options and warrants that were issued during the year as well as the amortization of the deferred financing and discount to the notes incurred in the sale of the Units discussed below under Financing Activities.

Additionally, accounts receivable net of provision for uncollectible accounts increased by $1,057,334.

Investing Activities

The Company purchased office furniture and equipment costing $6,045 in 2008 compared to $25,846 in 2007.

Restricted cash increased $373,653 under the renegotiated terms of the convertible notes payable.

Financing Activities

In May 2007, the Company began offering for sale, at a price of $100,000 per Unit, a limited number of Units pursuant to a private placement memorandum.  Each Unit consisted of (i) a one year 15% interest bearing unsecured promissory note (“Note”) in the principal amount of $100,000 and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the Warrants”).

Dawson James Securities, Inc. (“Dawson”) was hired as the exclusive placement agent for the offering.  For its services Dawson earned a cash commission equal to 10% and a non-accountable expense allowance equal to 3% of the gross proceeds of each Unit sold.  In addition, for each Unit sold Dawson earned warrants to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.00 per share.

The offering had a minimum offering size of 12 Units and a maximum size of 35 Units.  On June 7, 2007 the minimum was achieved with the sale and acceptance of 12.30 Units.  The net proceeds of $1,070,100 were forwarded to the Company at that time and the balance of the proceeds, $159,900, was paid to Dawson.  The Company executed Notes in the principal amount of $1,230,000 and issued warrants to purchase 1,230,000 shares of common stock to the note holders.  The value of these warrants was determined by management to be $734,583. The value of the warrants was recorded as a discount on the Notes and is being charged to interest expense and accreted to the balance of the Notes over the life of the Notes.  As at December 31, 2008 and 2007 $416,599 and $317,984 were charged to interest expense and $0 and $416,599 remain unamortized, respectively.

Upon completion of this first round of the offering the Company issued warrants to Dawson to purchase 246,000 shares of common stock. The value of these warrants was determined by management to be $146,917. The value of the warrants and the cash commission paid to Dawson was recorded as deferred financing costs and is being amortized to interest expense over the life of the Notes. As at December 31, 2008 and 2007 $85,701 and $61,216 were charged to interest expense and $0and $85,701remain to be amortized, respectively.

On July 2, 2007 the second and final round of the offering was completed with the acceptance of an additional 14.85 Units. The net proceeds of $1,291,950 were forwarded to the Company at that time and the balance of the proceeds, $193,050, was paid to Dawson. The Company executed Notes in the principal amount of $1,485,000 and issued warrants to purchase 1,485,000 shares of common stock to the note holders. The value of these warrants was determined by management to be $896,523. The value of the warrants was recorded as a discount on the Notes and is being charged to interest expense and accreted to the balance of the Notes over the life of the Notes. As at December 31, 2008 and 2007 $447,033 and $ 449,490 were charged to interest expense and $0 and $447,033 remain unamortized, respectively.

Upon completion of the second round of the offering the Company issued warrants to Dawson to purchase 297,000 shares of common stock. The value of these warrants was determined by management to be $179,305. The value of the warrants and the cash commission paid to Dawson was recorded as deferred financing costs and is being amortized to interest expense over the life of the Notes.  As at December 31, 2008 and 2007 $97,800 and $81,505 were charged to interest expense and $0 and $97,800 remain to be amortized, respectively.

In July 2008, the original notes were renegotiated with half due in March of 2009 and the other half would be automatically extended to December 2009 upon payment of the March 31, 2009 principal balance. One half was paid in March 2009 with the other half due December 2009. The warrants were re-priced with one half re-priced at 10 cents per warrant and one half re-priced at 75 cents per warrant (the half re-priced at 75 cents per warrant would have been re-priced to 20 cents per warrant if the company did not pay half the notes by March 31, 2009). The fair value of the options was reset to $245,150. As of December 31, 2008, $113,657 was charged to interest expense and $131,493 remains to be amortized.   The Company plans on paying the first half of the note from cash generated from operations in the first quarter of 2009 and the second half of the note either from cash generated from operations or from cash received from borrowings on accounts receivable.  The Notes were secured by the Company's accounts receivable and an assignment of any proceeds received by the Company from any actions for past claims from legal action against or settlement with insurance carriers. The proceeds from the legal actions would be given to the note holders.

The interest rate was 15% on the original notes and is the same on the re-negotiated notes.  The maturity date of the original notes was June 30, 2008 and the re-negotiated notes were one half due March 31, 2009 with an automatic extension of the remaining amount to December 31, 2009 if certain conditions were met.

The Company incurred deferred financing costs of $34,044 associated with the offering in the form of legal and blue sky fees.

The Notes are convertible into the Company’s common stock if the Company commences a Qualified Offering prior to the maturity date of the Notes. In lieu of repayment of principal and interest on the Notes, the Holder of the Notes may acquire Company securities in the amount of such principal and interest at a purchase price equal to 85% of the price per security sold in the Qualified Offering. In this regard, a Qualified Offering means the completion of an offering or offerings of Company securities, including any offering of debt or equity securities, or securities convertible into debt or equity securities, in an amount not less than $3.0 million. At this time the Company has not completed a Qualified Offering.

The net proceeds from the offering were used for general corporate and working capital needs.  The 15% note payable was paid in full by the end of the second quarter 2009.

The note payable due to a related party of $150,000 was signed on June 12, 2008 and extended on September 12, 2008 to a new maturity date of June 15, 2009.  The note incurs interest at a rate of 15% annually.  During 2008 $12,452 was charged to interest expense and $12,452 of accrued interest is included in accrued expenses. All accrued interest on this note as of December 31, 2008 was paid in January 2009 and the principal and accrued interest from January 1, 2009 was paid in full during March of 2009.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of January 26, 2010 . Our Executive officers are elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.
Name	Age	Position
Zak W. Elgamal	60	Executive Chairman, Chief Executive Officer and President
Jaime Olmo-Rivas	53	Executive Director, and Vice President of American Surgical Assistants, Inc.
Henry Y. L. Toh	51	Lead Independent Director
Dr. Charles W. Bailey, Jr.	68	Independent Director
Dr. Michael Kleinman	53	Independent Director
James A. Longaker	63	Chief Financial Officer

Zak W. Elgamal, Executive Chairman, Chief Executive Officer, and President

Mr. Elgamal has been the President and Director of the Company since October 31, 2003. Since 1983, Mr. Elgamal has been a Certified Surgical Assistant in Houston, Texas. In such capacity, Mr. Elgamal has practiced as an assistant in General, Endoscopic and Advanced Endoscopic Surgery, Orthopedic and Endoscopic Orthopedic Surgery, Spinal Surgery, Vascular Surgery, Neurosurgery, Gynecology, Obstetrics, Laparoscopy Assisted Gynecological Surgery, and Plastic & Re-constructive Surgery. Since 1999, Mr. Elgamal has been President and the Executive Director of American Surgical Assistants, L.L.P. He then became the President of its successor American Surgical Assistants, Inc. in Houston, Texas, which was founded to contract with hospitals for the services of Surgical Assistants. Since 1983 he has also been the President of C.S.A. Services, Inc. (incorporated in 1995) in Houston, Texas, which became the General Partner in American Surgical Assistants, L.L.P.

Mr. Elgamal received his M.D. degree (M.B., B.Ch) from the Faculty of Medicine at Ain-Shams University in Cairo, Egypt in 1972. He also received his graduate training in Healthcare Management in Cairo, Egypt in the early eighties. He is a Vanguard member of the American College of Physician Executives, a member of the American College of Healthcare Administrators, an affiliate member of the American College of Surgeons, a member of the Advisory Council of The Joint Commission on Staffing, and a member of the Sub-committee on Allied Health at Memorial Hospital Healthcare System, Southwest.

Jaime Olmo-Rivas, Executive Director and Vice President of American Surgical Assistants, Inc

Mr. Olmo-Rivas is the Vice President of our wholly owned subsidiary, American Surgical Assistants, Inc. Mr. Olmo-Rivas is a highly trained cardio-vascular surgical assistant with very special capabilities in endoscopic vein harvesting and open heart surgery. In addition to performing surgical assisting duties, he is responsible for everyday management and supervision of all our surgical assistants working in the field. Mr. Olmos-Rivas, Executive Director, is supported by three additional employees who comprise a field supervision team which is on call 24 hours per day to receive, schedule and assign work to our assistants. He also maintains an open line of communication with the surgeons in various healthcare facilities to receive and act upon their feed back as needed. He interviews prospective assistants and evaluates the quality of the existing work force regularly.

Mr. Olmo-Rivas graduated from medical school in the Dominican Republic in 1980. He is the current President of the American Board of Surgical Assistants.

Henry Y. L. Toh, Lead Independent Director

Mr. Toh currently serves as a member of the Board of Directors of four other publicly traded companies. Since 2001, Mr. Toh has served as a director of Teletouch Communications Inc. Since 1992, Mr. Toh has served as an officer and director of C2 Global Technologies Inc., a publicly held voice-over-IP company. Since December 1998, Mr. Toh has served as a director of Idna Inc., a specialized finance and entertainment company. Since 2004, Mr. Toh has served as a director of Isolagen, Inc. Mr. Toh has served as an officer and director of Four M International, Inc., a privately held offshore investment entity since 1992, Since 2004, Mr. Toh has served as a director of Labock Technologies, Inc. Mr. Toh began his career with KPMG Peat, Marwick from 1980 to 1992, where he specialized in international taxation and mergers and acquisitions. Mr. Toh is a graduate of Rice University.

Charles W. Bailey, Jr., MD, JD, Director

Dr. Bailey received his law degree from the South Texas School of Law in 1980 and received his Medical Degree from the University of Texas Medical Branch. Dr. Bailey has been in private practice in plastic surgery since 1973. He is listed in Best Doctors in America for the Central Region and was named by Town & Country Magazine as one of the top Cosmetic Surgeons in the United States. From 1980 to the present, Dr. Bailey has also been a medico-legal consultant to various law firms and insurance companies, providing medical record review and evaluations. From 1972 through 1993, he held various teaching appointments with the University of Texas Medical School in Houston, South Texas College of Law, and Baylor College of Medicine. Dr. Bailey has published over 45 papers, and has held various positions, including most recently President of the Texas Medical Association in 2003 and 2004. He is a current Delegate to the American Medical Association. Dr. Bailey is also a member of the Mediation Panel for Federal District Courts, Southern District of Texas.

Dr. Michael Kleinman, Director

Dr. Kleinman graduated from Rice University, attained his medical degree at the University of Texas, Albert Einstein College of Medicine in Dallas, Texas in 1983. He is a Board Certified surgeon with a private practice in Houston, Texas, Clinical Assistant Professor of Surgery at Baylor University and at the University of Texas, Physician Liaison for Memorial Care System. Fellow of the American College of Surgeons, , Member of the American Society of General Surgeons, the Society of American Gastrointestinal Laparoscopic Surgery, Houston Surgical Society, Harris County Medical Society, and the American Medical Association. Past member of Texas Medical Association, International College of Surgeons, American College of Physician Executives, and the American Board of Utilization Review Physicians.  Physicians Recognition Award 2003, 2006, 10 citations for top doctors.

James A. Longaker, Chief Financial Officer, CPA, CFE

James A. Longaker, the Company’s Chief Financial Officer, was hired in November 2007.  Prior to joining the Company Mr. Longaker worked from October 2006 to November 2007 as an independent consultant.  From May 2005 to October 2006, Mr. Longaker was the Chief Financial Officer of Trulite, Inc., a research and development company.  From December 2001 to May 2005 Mr. Longaker was a partner at the Forte Group, LLC a management consulting firm that specialized in emerging businesses.  From February 1999 to December 2001, Mr. Longaker worked as a consultant with Glass and Associates serving as an interim CFO for companies.  From 1990 to 1999, Mr. Longaker had his own consulting business.  Mr. Longaker received his Bachelor’s degree from Louisiana Polytechnic Institute in 1967 and a Master’s degree in Business Administration in 1969 from Louisiana State University.  Mr. Longaker is a CPA and a Certified Fraud Examiner, CFE.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2008, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and					Options		Deferred	Other
Principal Position	Year	Salary	Note	Bonus	Award	Note	Note 7	Note 8	Total

Zak Elgamal	2008	$408,390	1	$50,109	$37,045			$175,211	$670,756
Chairman & CEO	2007	$618,894	5	$-	$56,600	5	$-	$89,304	$764,798
(Note 1)	2006	$504,072	5	$40,600				$276,000	$820,672

Jaime Olmo-Rivas	2008	$408,391	1	$50,109	$37,045			$175,211	$670,757
Vice President	2007	$642,487	6	$-	$56,600	6		$70,489	$769,576
(Note 1)	2006	$444,605	6	$40,600				$276,000	$761,205

Bland Chamberlain	2008	$246,401					$25,000	$100,800	$372,201
Senior Consultant	2007	$362,850					$25,000	$53,150	$441,000
(Note 2)	2006	$251,859					$25,000	$261,000	$537,859

Jose Chapa	2008	$244,516					$25,000	$96,800	$366,316
Senior Consultant	2007	$362,458					$25,000	$52,850	$440,308
(Note 2)	2006	$251,859					$25,000	$261,000	$537,859

James A. Longaker	2008	$120,000							$120,000
Chief Financial Officer	2007	$11,538							$11,538
(Note 3)	2006	na

William McGinnis	2008	$58,513							$58,513
(Note 4)	2007	$97,285							$97,285
	2006	na

 Note 1 - Mr. Elgamal, CEO, and Mr. Olmo-Rivas, executive directors of the Company, are each entitled to receive annual cash compensation of $564,400 plus health, disability and life insurance coverage pursuant to Ten year employment agreements as CEO of American Surgical Holdings and Vice president of ASA respectively.

The Company renewed, amended and revised Ten year service agreements with corporations owned by Mr. Elgamal and Mr. Olmo-Rivas. The agreements automatically renew at maturity unless cancelled by either party with sixty days written notice. The corporations were each paid a monthly expense fee of $11,000 during 2007. Each agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discounted price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Elgamal and Mr. Olmo-Rivas have waived their rights to the options under the agreements for the years ended December 31, 2007, 2006 and 2005. These agreements also include an annual bonus to each valued at 2% of the increase, year over year, of the gross revenue of the company to be paid during the first quarter of the current fiscal year for the increase in gross revenue  in the prior year. Mr. Elgamal and Mr. Olmo have waived the right to this bonus for the year ending December 31, 2007. The employment agreements for Mr. Elgamal and for Mr. Olmo-Rivas include an early termination provision that proscribes a contract termination payment to either officer equal to $3,000,000 if the Company terminates their service agreements without cause or for a cause that is less than a conviction of a federal felony prior to the expiration date, as renewed.

Note 2 - In November 2005, Mr. Chamberlain and Mr. Chapa, senior consultants to the Company, entered into employment agreements and consulting agreements between the Company and corporations owned by them individually. Pursuant to these multiple agreements, Mr. Chamberlain and Mr. Chapa are each entitled to receive an annual combined cash compensation of $344,000 for the employment agreement and the consulting agreements combined, plus health and disability insurance coverage.  In addition, their corporations are paid a monthly consulting fee of $6,000 each. Each consulting agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discount price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Chamberlain and Mr. Chapa have waived their rights to the options under the agreements for the years ended December 31, 2007, 2006 and 2005.  The consulting agreements include an early termination provision that proscribes a contract termination payment to either shareholder equal to $3,000,000 if the Company terminates their service agreements without cause prior to the expiration date.

Note 3 - James A. Longaker, CFO, was hired in November 2007 at an annual salary of $120,000.

Note 4 - William McGinnis, Controller, was hired in January 2007 at an annual salary of $85,000.  During 2007, his salary was increased to $100,000 per year, On July 15, 2008, Mr. McGinnis accepted employment with another firm and is no longer associated with our company.

Note 5 and 6 - In March 2007, Mr. Elgamal and Mr. Olmo-Rivas were each granted 250,000 options to purchase the Company’s common stock. These options vest ratably over 3 years. For each officer the fair value of the options amortized in 2008 and 2007 was $ 37,045 and $56,600 respectively.

Note  7 - In November 2005, the Company issued 1,428,573 shares of common stock to Mr. Chamberlain and Mr. Chapa for future services under consulting agreements ending in November 2010.  The value of these shares was determined to be $250,000 based on a recent cash offering price.  The Company expensed $50,000 in 2008 and 2007 and 2006. The unamortized balance at December 31, 2008 of $93,750 will be amortized on a straight-line basis over the remaining life of the agreements.

Note  8  - These are the amounts paid to the respective corporations owned by the four principal stockholders as discussed above at Notes 1 and 2.

Compensation of Directors

Independent directors are entitled to receive monetary and stock consideration for serving on the board of directors. Executive directors are not entitled to director fees of any type.

DIRECTORS COMPENSATION TABLE

At the initial Board of Directors meeting during March of 2007, the board established the fees for independent directors as follows:

         Annual board fee of $36,000, plus $1,000 per meeting fee
     Lead independent director - $15,000 annually
         Chair of the Audit Committee and Governance - $10,000 annually
         Chair of the Nominating Committee - $5,000 annually
     Chair of the Compensation Committee - $5,000 annually

Mr. Toh received an initial board fee of $25,000.  In addition he was issued 25,000 shares of common stock and 75,000 options to purchase common stock.  Dr. Bailey and Dr. Kleinman each received 25,000 options.

For 2008 and 2007, the fees paid and the fair value of the stock and options granted to the members of the Board are as follows:

Director's Name
Principal Position	Year	Cash	Stock	Options	Total

Mr. Henry Toh	2008	$65,592	$-	8,035	$73,627
Audit Committee Chairman	2007	$80,750	$55,000	20,460	$156,210
Lead Director	2006	na	na	na	$-

Mr. Charles Bailey	2008	$39,158	$-	2,678	$41,836
Nominating Committee Director	2007	$35,750	$-	8,482	$44,232
	2006	na	na	na	$-

Mr. Michael Kleinman	2008	$47,156		2,678	$49,834
Compensation Committee Director	2007	$39,750		8,482	$48,232
	2006	na	na	na	$-

Term of Office

Our directors are each appointed for a one-year term to hold office or until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Our directors will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We will compensate our Directors for service on our Board of Directors, and any committees thereof, and we will reimburse them for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

At year end the unexercised stock options, warrants or other rights to purchase our common stock made to the named executive officers are included in the Summary Compensation Table at Item 10, Note 6 and are detailed further below.

NAME	Number of securities underlying unexercised options (#) Exercisable (b)	Number of securities underlying unexercised options (#) Un-exercisable (c)	Equity incentive plan awards: # of securities underlying unexercised unearned options (d)	Option exercise price ($) (e)	Option expiration date (f)	# of shares or units of stock that have not vested (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: # of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Zak W. Elgamal	166,667	83,333		2.42	1/1/2010	83,333	201,667
Jaime Olmo-Rivas	166,667	83,333		2.42	1/1/2010	83,333	201,667
Totals	333,333	166,667				166,667	403,334

Compensation Discussion and Analysis

Summary

This report is the Compensation Discussion and Analysis of our executive compensation program and an explanation and analysis of the material elements of total compensation paid to each of our named executive officers. Included in the discussion is an overview and description of the following:

             Our compensation philosophy and program;

             The objectives of our compensation program;

             What the compensation program is designed to reward;

             Each element of compensation;

             Why we choose to pay each element;

             How we determine the amount or formula (where applicable), for each element; and

             How each compensation element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements.

In reviewing our executive compensation program, we considered issues pertaining to policies and practices for allocating between long-term and currently paid out compensation; and those policies for allocating between cash and non-cash compensation. We also considered the determinations for granting awards, performance factors for the Company and our named executive officers, and how specific elements of compensation are structured and taken into account in making compensation decisions.

Questions related to the benchmarking of total compensation or any material element of compensation, the tax and accounting treatment of particular forms of compensation and the role of executive officers (if any) in the total compensation process also are addressed where appropriate.

General Executive Compensation Philosophy

The Compensation Committee of the Board of Directors, which acts pursuant to authority delegated to it by the Board of Directors, has established our general executive compensation philosophy.

We compensate our executive management through a combination of salaries, merit based performance bonuses, and long-term equity compensation that is designed to be competitive with comparable companies within the healthcare industry. Our executive compensation program is structured to align management’s incentives with the long-term interests of our shareholders, and to maximize profitability and shareholder value.

We adhere to the following compensation policies, which are designed to support the achievement of our business strategies:

•
Our executive compensation program should strengthen the relationship between compensation, both cash and equity-based, and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate, business unit and individual performance goals.

•	A portion of each executive’s total compensation should be comprised of long-term, at-risk compensation to focus management on the long-term interests of shareholders.

•
An appropriately balanced mix of at-risk incentive cash and equity-based compensation aligns the interests of our executives with that of our shareholders. The equity-based component promotes a continuing focus on building profitability and shareholder value.

•	Total compensation should enhance our ability to attract, retain, motivate and develop knowledgeable and experienced executives upon who, in large part, our successful operation and management depend.

We set compensation by establishing targeted compensation levels for each senior executive and allocating that compensation amount among base salary, incentive-based compensation, and long-term equity compensation. At the highest and most senior levels we offer incentive based compensation to reward companywide performance and by attributing awards primarily to maximize future profitability, stock appreciation and shareholder value.

A fundamental core principle of our executive compensation program is the belief that compensation paid to executive officers should be closely aligned with our near- and long-term success, while simultaneously giving us the flexibility to recruit and retain the most qualified key executives. Our compensation program is structured so that it is related to our achieving corporate and operational milestones, as well as our stock performance and other factors, direct and indirect, all of which may influence long-term shareholder value and our success. As a result, we have designed our total executive compensation plan to include the following elements:

•	Annual Base Salaries;

•	Annual Performance-Based Cash Bonuses;

•	Long-Term Equity -Based Compensation; and

•	Certain Other Benefits.

 We utilize each of these elements of executive compensation in an attempt to attain the proper balance between our short- and long-term successes, as well as between our financial performance and shareholder return. We believe that the executive compensation program for our named executive officers is consistent with our financial performance and the performance of each named executive officer.

Elements of Compensation

Base Salaries

Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions, as well as seniority of the individual, our ability to replace the individual, our Board of Directors’ and Compensation Committee’s assessment of the contribution and competence of the individual and other primarily judgmental factors deemed relevant by our Board of Directors and Compensation Committee.

Base salaries are reviewed annually by our Compensation Committee and our Board of Directors, and adjusted from time to time pursuant to such review or at other appropriate times. Where possible and appropriate, salaries are realigned based upon market levels after taking into account individual responsibilities, performance and experience.

Bonuses

Amounts shown as Non-Equity Incentive Plan Compensation in the Summary Compensation Table are based the individual meeting performance criteria objectives. Our Compensation Committee makes the final determination for all bonus payments. Actual bonus awards are paid at a level commensurate with performance against pre-established objectives set forth in a bonus performance grid.

We set bonuses based on performance measures in an effort to align the interests of our officers with those of our shareholders. Although the performance goals established for purposes of determining bonus awards are fixed at the inception of a period, we have and will occasionally consider additional performance rating goals when evaluating the bonus compensation structure of our executive management. In addition, in instances where the employee has responsibility over a specific area, individual performance goals may be directly tied to the overall performance of that particular area and bonus compensation may be varied accordingly, the Agreements with Messer's. Elgamal and Olmo-Rivas provide for an annual bonus of 2% of the year over year increase in the gross revenue to each.

Equity Incentive Grants

In keeping with our philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant component of our executives’ total compensation package. These incentives are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees. Our objective is to provide executives with above-average, long-term incentive award opportunities.

We view stock options as our primary long-term compensation vehicle for our executive officers. Stock options are granted at the prevailing market price on the date of grant and will have value only if our stock price increases. Grants of stock options generally are based upon our performance, the level of the executive’s position, and an evaluation of the executive’s past and expected future performance. Our Compensation Committee grants stock options periodically, but not necessarily on an annual basis.

Backdating and Spring-loading Options

We do not backdate options or grant options retroactively. In addition, we do not intentionally coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event (such as the first day of an employee’s hire) with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of our Compensation Committee. We consider fair market value to be the closing price of our common stock on the grant date.

Other Benefits

Severance Benefits

We offer severance benefits to our executive management and to the rest of our employees on a case-by-case basis as required under the terms of each respective employment agreement. Under our severance agreements, benefits may be provided when there is termination for “good reason” or without “cause.” The definitions for these terms are set forth in the respective employment agreements.

Change in Control

There have been no changes of control or other provisions that provide additional financial rewards to our executives or management.

Executive Compensation Process

Our Compensation Committee oversees and approves all compensation and awards made to executive officers under our executive compensation program. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer, President, and other named executive officers, and establishes their compensation accordingly with consultation from others when appropriate. The Compensation Committee also makes grants of equity compensation in the form of stock options and restricted stock awards based in part on recommendations from the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 26, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (2)

	Common	Zak W. Elgamal (3) 10039 Bissonnet #250 Houston, Texas 77036-7852	2,865,714	29.40%

	Common	Jaime Olmo-Rivas (4) 10903 Ashland Bridge Lane Sugar Land, Texas 77478	2,871,429	29.46%

	Common	Bland E. Chamberlain, III 4010 Fulford Court Katy, Texas 77450	857,143	8.79%

	Common	Jose J. Chapa, Jr. 8726 Cedardale Drive Houston, Texas 77055	857,143	8.79%

	Common	Henry Y. L. Toh 1111 Hermann Drive, #6E Houston, Texas 77004	25,000	0.25%

	Officers and Directors As a Group (1)		7,476,429	76.70%

(1)	Bland Chamberlain and Jose Chapa, Jr. are not officers or directors of the Company and therefore such shares are not part of the officers and directors as a group.
(2)	The percent of class is based on 9,746,423 shares of common stock issued and outstanding as of January 19, 2010 .
(3)
Based on the following: (i) 14,286 shares of our common stock distributed via dividend by American Surgical Assistants, Inc. to Mr. Elgamal; (ii) 1,714,286 shares of common stock pursuant to the merger between us and American Surgical Assistants, Inc.; and (iii) 1,128,571 shares of our common stock for services rendered. 8,571 shares of common stock owned by Mr. Elgamal’s wife are also included in this amount.

(4)
Based on the following: (i) 14,286 shares of our common stock distributed via dividend by American Surgical Assistants, Inc. to Mr. Olmo-Rivas; (ii) 1,714,286 shares of common stock pursuant to the merger between us and American Surgical Assistants, Inc.; and (iii) 1,128,571 shares of our common stock for services rendered. 14,286 shares of common stock owned by Mr. Olmo-Rivas minor children are also included in this amount.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In June of 2008 Mr. Chamberlain loaned the company $150,000 (see Note 7 in the financial statements).

The Company has compensation arrangements in place with four of its significant shareholders for services rendered to the Company directly by them or by entities controlled by them (see Note 4 in the financial statements).

Mr. Elgamal and Mr. Olmo-Rivas, executive directors of the Company, pursuant to 10 year employment agreements that were renewed and amended in 2006 and 2007 are each entitled to receive annual compensation of $564,400, plus health, disability and life insurance benefits. Under the ESOP adopted on or about March 23, 2007 Mr. Elgamal and Mr. Olmo-Rivas each received 500,000 stock options that vest over a three year period. Subsequent, to year-end, the non-compete agreements with both executive officers were extended to three years from two years. Additionally, in circumstances where either shareholder disposes of more than 250,000 shares in any single year between 2007 and 2012, the non-compete is automatically extended to five years. Additionally, commencing in 2007, both officers are entitled to performance-based compensation equal to 2% of the growth in year over year gross revenue from the prior calendar year. The agreements provide for monthly consulting fees in the amount of $11,000 per month payable to their closely held corporations. Each agreement includes an option to purchase 5% of any shares issued by the Company during the term of these agreements at a discount price equal to 25% of the closing price on the date the shares are issued by the Company.  Mr. Elgamal and Mr. Olmo-Rivas have waived their rights to the options under the agreements for the years ended December 31, 2007, 2006 and 2005.  The agreements also include an early termination provision that provides for a contract termination payment equal to $3,000,000 if the Company terminates the agreement without cause or is terminated with a cause less than a conviction of a federal felony prior to the expiration date, as renewed.  These agreements replaced the prior agreements with Mr. Elgamal and Mr. Olmo-Rivas and with their closely held corporations.

During July 2005, the Company renewed service agreements with corporations owned by Mr. Elgamal, CEO, and Mr. Olmo-Rivas, Executive Director. The agreements were renewed for an initial term of Ten (10) years and they renew automatically unless cancelled by either party within sixty days of maturity with a written notice.

Mr. Chamberlain and Mr. Chapa, senior consultants of the Company, pursuant to multiple year agreements are entitled to receive combined annual employment and consulting compensation of $344,000 plus health and disability insurance benefits. In addition corporations owned by Mr. Chamberlain and Mr. Chapa have service agreements in place whereby they earn consulting fees of $6,000 per month.  Their agreements include an option, exercisable by Mr. Chamberlain and Mr. Chapa, to purchase 5% of any shares issued by the Company during the term of the agreements at a discount price equal to 25% of the closing price on the date issued by the Company.  Mr. Chamberlain and Mr. Chapa have waived their rights to the options under the agreements for the years ended December 31, 2007, 2006 and 2005. The agreements include an early termination provision that provides for a contract termination payment equal to $3,000,000 if the Company terminates the agreement without cause prior to the expiration date, as renewed.

Mr. Bland Chamberlain loaned the Company $150,000 at 15% interest on June 12, 2008.  The loan was renewed on September 12, 2008 with a maturity date of June 15, 2009.

 Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AMERICAN SURGICAL HOLDINGS, INC.

3,060,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$613.18
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expense	$35,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$40,613.18

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

On October 21, 2009, we exchanged 95,000 ten cent warrants to restricted common stock.

On November 5, 2009, we received a request from a former note holder to convert 50,000 warrants into 42,411 shares of common stock under the cashless exercise provision in the warrants.

During the three months ended September 30, 2009, certain warrant holders exercised warrants for a total of 197,500 shares of common stock under the cashless exercise provision in the warrants.

During February, 2009, we reached an agreement with a surgical assistant corporation, to join the Company. The agreement became effective March 1, 2009.  The agreement entitles the then owner to $50,000 in cash upon execution and an incentive bonus based on profits, an annual base salary of $117,000, 50,000 shares of common stock, and 50,000 shares of restricted shares to be vested on the first anniversary of the closing date. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 2, 2007, the Company completed a private placement of $2,715,000 or 2,715 Units consisting of  (i) a 15% interest bearing unsecured promissory note in the principal amount of $100,000 payable in cash at the Maturity Date (as the term is defined in the Note) (the “Notes”) and (ii) a five-year warrant to purchase 100,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $2.00 per share (the “Warrant,” and the shares issuable upon exercise of the Warrant referred to herein as the “Warrant Shares”).  Dawson James Securities, Inc. (the “Placement Agent”) served as placement agent for the transaction.

In July 2008 in conjunction with renegotiating the Notes issued in May 2007, 1,160,000 of such warrants were amended to reduce the exercise price to $0.10 per share, and 1,357,500 of such warrants were amended to reduce the exercise price to $0.75 per share (which would have been re-set to $0.20 per share if the Company did not re-pay half of the Notes by March 31, 2009). The exercise price of the remaining 543,000 warrants issued to the placement agent was not amended, and the warrants are exercisable at $2.00 per share.   All warrants will expire four years from the execution date of the loan modification and any extension agreements thereof. The Note holders received new warrants in exchange for the old warrants in consideration for the extension of the debt.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, each the Investors was an “accredited investor”, the Investors had access to information about the Company and its investment, the Investors agreed to take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

In January 2007, the Company issued 100,000 shares of common stock for consulting and strategic business planning services, with a fair value of $220,000. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employee stock option plan (2)
10.2	Service Agreement and Amendments for Zak Elgamal and Jaime Olmo-Rivas(3)
10.3	Bland Chamberlain Consulting Agreement and Amendments(3)
10.4	Jose Chapa Consulting Agreement and Amendments (3)
10.5	Master Promissory Note dated July 23, 2008(3)
10.6	Form of Promissory Note (4)
10.7	Form of Warrant (4)
23.1	Consent of Webb & Company P.A.
23.2	Consent of Counsel

       (1) Incorporated by reference to our Form 10-SB, filed on August 1, 2003 (SEC File No. 000-50354).
       (2) Incorporated by reference to the Preliminary 14(c) filed with the SEC on March 26, 2007
       (3) Incorporated by reference to our amended Form 10-K for 12/31/08 filed with the SEC on June 9, 2008
       (4) Incorporated by reference to our Form 8-K filed with the SEC on July 3, 2007

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Houston, Texas on January 26, 2010 .

AMERICAN SURGICAL HOLDINGS, INC.

/s/ Zak W. Elgamel
Name: ZAK W. ELGAMAL Position: Chief Executive Officer Principal Executive Officer

/s/ James A. Longaker
Name: JAMES A. LONGAKER, CPA Position: Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zak W. Elgamel and James A. Longaker and their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of America Surgical Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Dated:  January 26, 2010

/s/ Jaime Olmo-Rivas	Director
Jaime Olmo-Rivas	Vice President

/s/ Dr. Charles Bailey	Director
Dr. Charles Bailey

/s/ Dr. Michael Kleinman	Director
Dr. Michael Kleinman

/s/ Henry Y. L. Toh	Director
Henry Y. L. Toh